                                                                       Exhibit 1
                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                      Among

                         L-3 COMMUNICATIONS CORPORATION

                             BLUE ACQUISITION CORP.

                                       and

                              WESTWOOD CORPORATION

                           Dated as of August 8, 2002

                                Table of Contents
                                -----------------
                                                                            Page
                                                                            ----

ARTICLE I THE MERGER..........................................................5

  SECTION 1.01   Effective Time of the Merger.................................5
  SECTION 1.02   Closing......................................................5
  SECTION 1.03   Effect of the Merger.........................................6
  SECTION 1.04   Articles of Incorporation and Bylaws.........................6
  SECTION 1.05   Directors....................................................6
  SECTION 1.06   Officers.....................................................6

ARTICLE II CONVERSION OF SECURITIES...........................................6

  SECTION 2.01   Conversion of Capital Stock..................................6
  SECTION 2.02   Exchange of Certificates.....................................7
  SECTION 2.03   Stock Options; Warrants; Convertible Notes...................9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................10

  SECTION 3.01   Organization, Qualification and Corporate Power.............10
  SECTION 3.02   Capital Structure...........................................11
  SECTION 3.03   Subsidiaries................................................14
  SECTION 3.04   Authority; Noncontravention.................................14
  SECTION 3.05   SEC Documents...............................................16
  SECTION 3.06   Information Supplied........................................17
  SECTION 3.07   Absence of Certain Changes or Events........................17
  SECTION 3.08   Contracts...................................................20
  SECTION 3.09   Litigation..................................................23
  SECTION 3.10   Taxes.......................................................23
  SECTION 3.11   Undisclosed Liabilities.....................................25
  SECTION 3.12   Intellectual Property.......................................25
  SECTION 3.13   Absence of Changes in Benefit Plans.........................27
  SECTION 3.14   Employee Benefits Matters...................................28
  SECTION 3.15   Permits.....................................................30
  SECTION 3.16   Leased Real Property........................................30
  SECTION 3.17   Labor Matters...............................................31
  SECTION 3.18   Environmental Matters.......................................31
  SECTION 3.19   Legal Compliance............................................33
  SECTION 3.20   Assets......................................................33
  SECTION 3.21   Insurance...................................................33
  SECTION 3.22   Business Relationships with Affiliates......................34
  SECTION 3.23   Government Contracts........................................34
  SECTION 3.24   Government Furnished Equipment..............................36
  SECTION 3.25   Inventories.................................................36
  SECTION 3.26   Receivables.................................................36

                                Table of Contents
                               -----------------
                                   (continued)
                                                                            Page
                                                                            ----

  SECTION 3.27   Product Warranties..........................................36
  SECTION 3.28   Order Backlog...............................................36
  SECTION 3.29   No Retention Agreements, etc................................37
  SECTION 3.30   Power of Attorney/Bank Accounts.............................37
  SECTION 3.31   Disclosure..................................................37
  SECTION 3.32   State Takeover Statutes.....................................37
  SECTION 3.33   Voting Requirements.........................................37
  SECTION 3.34   Brokers; Schedule of Fees and Expenses......................37
  SECTION 3.35   Opinion of Financial Advisor................................38

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB..................38

  SECTION 4.01   Organization................................................38
  SECTION 4.02   Authority; Noncontravention.................................38
  SECTION 4.03   Information Supplied........................................39

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS..........................40

  SECTION 5.01   Conduct of Business.........................................40
  SECTION 5.02   No Solicitation.............................................43
  SECTION 5.03   Indebtedness................................................46

ARTICLE VI ADDITIONAL AGREEMENTS.............................................46

  SECTION 6.01   Preparation of the Proxy Statement; Stockholders Meeting....46
  SECTION 6.02   Access to Information; Confidentiality......................47
  SECTION 6.03   Reasonable Best Efforts; Notification.......................47
  SECTION 6.04   Indemnification.............................................48
  SECTION 6.05   Employee Matters............................................49
  SECTION 6.06   Public Announcements........................................50
  SECTION 6.07   Additional Reports..........................................50
  SECTION 6.08   Pre-Closing Date Balance Sheet..............................50

ARTICLE VII CONDITIONS PRECEDENT.............................................53

  SECTION 7.01   Conditions to Each Party's Obligation to Effect the Merger..53
  SECTION 7.02   Conditions to Obligations of Parent and Sub.................53
  SECTION 7.03   Conditions to Obligation of the Company.....................56

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...............................56

  SECTION 8.01   Termination.................................................56
  SECTION 8.02   Effect of Termination.......................................57
  SECTION 8.03   Fees and Expenses...........................................58

                                Table of Contents
                               -----------------
                                   (continued)
                                                                            Page
                                                                            ----

  SECTION 8.04   Amendment...................................................58
  SECTION 8.05   Extension; Waiver...........................................59

ARTICLE IX GENERAL PROVISIONS................................................59

  SECTION 9.01   Nonsurvival of Representations and Warranties...............59
  SECTION 9.02   Notices.....................................................59
  SECTION 9.03   Definitions.................................................60
  SECTION 9.04   Interpretation..............................................61
  SECTION 9.05   Counterparts................................................62
  SECTION 9.06   Entire Agreement; No Third-Party Beneficiaries..............62
  SECTION 9.07   Governing Law...............................................62
  SECTION 9.08   Assignment..................................................62
  SECTION 9.09   Consent to Jurisdiction.....................................62
  SECTION 9.10   Waiver of Jury Trial........................................62
  SECTION 9.11   Enforcement.................................................63
  SECTION 9.12   Exhibits and Schedules......................................63

                             TABLE OF DEFINED TERMS

------------------------------------------------------------
Defined Term                          Section
------------------------------------------------------------
Adjusted Target Net Worth             Section 7.02(f)
------------------------------------------------------------
Acquisition Agreement                 Section 5.02(b)
------------------------------------------------------------
Adverse Recommendation Change         Section 5.02(b)
------------------------------------------------------------
Affiliate                             Section 9.03
------------------------------------------------------------
Agreement                             Introductory Paragraph
------------------------------------------------------------
Applicable Law                        Section 9.03
------------------------------------------------------------
Appraisal Rights Sections             Section 2.01(d)
------------------------------------------------------------
Appraisal Shares                      Section 2.01(d)
------------------------------------------------------------
Articles of Merger                    Section 1.01
------------------------------------------------------------
Backlog                               Section 3.28
------------------------------------------------------------
Balance Sheet Date                    Section 6.08
------------------------------------------------------------
Balance Sheet Date Net Worth          Section 7.02(f)
------------------------------------------------------------
Benefit Agreements                    Section 3.07(d)
------------------------------------------------------------
Benefit Plans                         Section 3.13
------------------------------------------------------------
Certificate                           Section 2.01(c)
------------------------------------------------------------
Closing                               Section 1.02
------------------------------------------------------------
Closing Date                          Section 1.02
------------------------------------------------------------
Code                                  Section 2.02(f)
------------------------------------------------------------
Commonly Controlled Entity            Section 3.13
------------------------------------------------------------
Company                               Introductory Paragraph
------------------------------------------------------------
Company Affiliated Group              Section 3.10(i)
------------------------------------------------------------
Company Common Stock                  Section 2.01
------------------------------------------------------------
Company Disclosure Schedule           Section 3.01(a)
------------------------------------------------------------
Company Intellectual Property         Section 3.12(b)
------------------------------------------------------------
Company Material Adverse Effect       Section 3.01(a)
------------------------------------------------------------
Company Preferred Stock               Section 3.02(a)
------------------------------------------------------------
Company Stock Plans                   Section 3.02(a)
------------------------------------------------------------
Confidentiality Agreement             Section 6.02
------------------------------------------------------------
Consent                               Section 3.04(d)
------------------------------------------------------------
Continuing Employee                   Section 6.05(a)
------------------------------------------------------------
Contract                              Section 3.04(c)
------------------------------------------------------------
Convertible Notes                     Section 3.02(a)
------------------------------------------------------------
Credit Facility                       Section 3.04  (c)
------------------------------------------------------------
Damages                               Section 3.18(e)
------------------------------------------------------------
Designated Contract                   Section 3.08(a)
------------------------------------------------------------
EACs                                  Section 6.08
------------------------------------------------------------
EBITDA                                Section 9.03
------------------------------------------------------------
Effective Time                        Section 1.01
------------------------------------------------------------
Environmental Laws                    Section 3.18(e)
------------------------------------------------------------
Environmental Liabilities and Costs   Section 3.18(e)
------------------------------------------------------------

------------------------------------------------------------
ERISA                                 Section 3.14(a)
------------------------------------------------------------
ETCs                                  Section 6.08
------------------------------------------------------------
Exchange Act                          Section 3.04(d)
------------------------------------------------------------
Existing 401(K) Plan                  Section 6.05(b)
------------------------------------------------------------
Filed SEC Document                    Section 3.05
------------------------------------------------------------
GAAP                                  Section 3.05
------------------------------------------------------------
Government Bid                        Section 3.08(a)(xix)
------------------------------------------------------------
Government Contract                   Section 3.08(a)(xx)
------------------------------------------------------------
Governmental Entity                   Section 2.02(d)
------------------------------------------------------------
Government Furnished Equipment        Section 3.24
------------------------------------------------------------
Hazardous Substances                  Section 3.18(e)
------------------------------------------------------------
Indebtedness                          Section 7.02(f)
------------------------------------------------------------
Indemnified Parties                   Section 6.04(a)
------------------------------------------------------------
Intellectual Property                 Section 3.12(a)
------------------------------------------------------------
Intercompany Agreements               Section 3.22
------------------------------------------------------------
Inventories                           Section 3.25
------------------------------------------------------------
IRS                                   Section 3.14(a)
------------------------------------------------------------
Leased Real Property                  Section 3.16(a)
------------------------------------------------------------
Legal Restraints                      Section 7.01(c)
------------------------------------------------------------
Liens                                 Section 3.04(c)
------------------------------------------------------------
March 31, 2002 Balance Sheet          Section 6.08
------------------------------------------------------------
Merger                                Recital
------------------------------------------------------------
Merger Consideration                  Section 2.01(c)
------------------------------------------------------------
Notice                                Section 9.02
------------------------------------------------------------
NRS                                   Section 1.01
------------------------------------------------------------
Other Filings                         Section 3.06
------------------------------------------------------------
Parent                                Introductory Paragraph
------------------------------------------------------------
Paying Agent                          Section 2.02(a)
------------------------------------------------------------
Pension Plan                          Section 3.14(a)
------------------------------------------------------------
Permits                               Section 3.15
------------------------------------------------------------
Permitted Liens                       Section 3.07(l)
------------------------------------------------------------
Person                                Section 9.03
------------------------------------------------------------
Pre-Closing Date Balance Sheet        Section 6.08
------------------------------------------------------------
Post-Signing Returns                  Section 5.01(b)
------------------------------------------------------------
Proxy Statement                       Section 3.04(d)
------------------------------------------------------------
Real Property Lease                   Section 3.16(a)
------------------------------------------------------------
Real Property Leases                  Section 3.16(a)
------------------------------------------------------------
Release                               Section 3.18(e)
------------------------------------------------------------
SEC                                   Section 3.04(d)
------------------------------------------------------------
SEC Documents                         Section 3.05
------------------------------------------------------------
Securities Act                        Section 3.05
------------------------------------------------------------
Share Encumbrances                    Section 3.03(a)
------------------------------------------------------------
Stock Options                         Section 3.02(a)
------------------------------------------------------------
Stockholder Approval                  Section 3.33
------------------------------------------------------------
Stockholders Agreement                Recital
------------------------------------------------------------

------------------------------------------------------------
Stockholders Meeting                  Section 6.01(b)
------------------------------------------------------------
Sub                                   Introductory Paragraph
------------------------------------------------------------
Subsidiaries                          Section 9.03
------------------------------------------------------------
Superior Proposal                     Section 5.02(a)
------------------------------------------------------------
Surviving Corporation                 Section 1.03
------------------------------------------------------------
Takeover Proposal                     Section 5.02(a)
------------------------------------------------------------
Target Net Worth                      Section 7.02(f)
------------------------------------------------------------
Taxes                                 Section 3.10(k)
------------------------------------------------------------
Warrants                              Section 3.02(a)
------------------------------------------------------------
Welfare Plan                          Section 3.14(c)
------------------------------------------------------------

     AGREEMENT AND PLAN OF MERGER dated as of August 8, 2002 (this "Agreement"), among L-3 COMMUNICATIONS CORPORATION, a Delaware corporation having its principal office at 600 Third Avenue, New York, NY 10016 ("Parent"), BLUE ACQUISITION CORP., a Nevada corporation and a wholly owned Subsidiary of Parent having its principal office at 600 Third Avenue, New York, NY 10016 ("Sub"), and WESTWOOD CORPORATION, a Nevada corporation having its principal office at 12402
E. 60th Street, Tulsa, OK 74146 (the "Company"). Capitalized and other defined terms shall have the respective meanings set forth or referred to in Section 9.03.

     WHEREAS, the Board of Directors of each of the Company and Sub deems it in the best interests of their respective stockholders to consummate the merger of Sub with and into the Company in which the Company would become a wholly owned Subsidiary of Parent (the "Merger"), on the terms and subject to the conditions set forth in this Agreement, and such Boards of Directors have approved this Agreement and declared its advisability (and, in the case of the Board of Directors of the Company, recommended that this Agreement be adopted by the Company's stockholders);

     WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to Parent and Sub to enter into this Agreement, Parent, Sub, the Company and certain stockholders of the Company are entering into a stockholders agreement (the "Stockholders Agreement"), pursuant to which, among other things, such stockholders are agreeing to vote to approve this Agreement and to take certain other actions in furtherance of the Merger, in each case upon the terms and subject to the conditions set forth therein;

     WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

     SECTION 1.01 Effective Time of the Merger. As soon as practicable on or after the Closing Date, the parties shall (a) file articles of merger (the "Articles of Merger") in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the Nevada Revised Statutes (the "NRS"), and (b) make all other filings or recordings required under the NRS to effect the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of Nevada or at such subsequent time as Parent and the Company shall agree and specify in the Articles of Merger (the date and time the Merger becomes effective being the "Effective Time").

     SECTION 1.02 Closing. The closing of the Merger (the "Closing") will take place at 11:00 a.m., New York time, on a date to be specified by the parties, which shall be not later than the second business day after satisfaction or waiver of the conditions set forth in Article VII

(the "Closing Date"), at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036-8299, unless another time, date or place is agreed to in writing by Parent and the Company.

     SECTION 1.03 Effect of the Merger. At the Effective Time, Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The Merger shall have the effects set forth in Section 92A.250 of the NRS.

     SECTION 1.04 Articles of Incorporation and Bylaws.

          (a) The Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Law.

          (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Law.

     SECTION 1.05 Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their respective successors are duly elected and qualified, unless they earlier die, resign or are removed, as the case may be.

     SECTION 1.06 Officers. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly elected and qualified, unless they earlier die, resign or are removed, as the case may be.

                                   ARTICLE II
                            CONVERSION OF SECURITIES

     SECTION 2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Common Stock of the Company, par value $0.003 per share (the "Company Common Stock"), or any shares of capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of common stock, par value $0.003 per share, of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.003 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Parent-Owned Stock. All shares of Company Common Stock that are owned by the Company as treasury stock, by any Subsidiary of the Company, by Parent or by Sub immediately prior to the Effective Time, shall automatically be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled and retired in accordance with Section 2.01(b) and the Appraisal Shares) shall be converted into the right to receive $2.30 in cash, without interest (such $2.30 amount to be appropriately adjusted to take into account any stock dividend, split, reverse split, combination, reclassification, merger, recapitalization, share exchange or other similar transaction occurring after the date hereof and prior to the Effective Time and involving the Company's capital stock) (the "Merger Consideration"). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. The right of any holder of any share of Company Common Stock to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

          (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (the "Appraisal Shares") of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Sections 92A.300 through 92A.500, inclusive, of the NRS (the "Appraisal Rights Sections") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of the Appraisal Rights Sections. At the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of the Appraisal Rights Sections. Notwithstanding the foregoing, if any such holder fails to perfect or otherwise waives, withdraws or loses the right to appraisal under the Appraisal Rights Sections, or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by the Appraisal Rights Sections, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under the Appraisal Rights Sections shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the NRS received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

     SECTION 2.02 Exchange of Certificates.

          (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company to act as agent for the payment of the Merger Consideration upon surrender of Certificates (the "Paying Agent"). From time to time after the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent funds in such amounts and at such times necessary for the payment of the Merger Consideration pursuant to Section 2.01(c) upon surrender of Certificates, it being understood and agreed that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent.

          (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify (including a Form W-9)), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares formerly represented by such Certificate shall have been converted pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares that is not registered in the stock transfer books of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

          (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of a Certificate in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the close of business on the day on which the Effective Time occurs the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be cancelled and exchanged as provided in this Article II.

          (d) No Liability. None of Parent, Sub, the Company and the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or became the property of any Federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental or regulatory authority or agency, domestic or foreign (each, a "Governmental Entity")), any such Merger Consideration in respect thereof shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (e) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay the Merger Consideration in respect of such lost, stolen or destroyed Certificate.

          (f) Withholding Rights. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to any holder of shares of Company Common Stock pursuant to this Agreement such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

     SECTION 2.03 Stock Options; Warrants; Convertible Notes. As soon as practicable following the date of this Agreement and prior to the Closing, the Company shall take such actions (including obtaining any required Consents), which actions shall be satisfactory to Parent, as may be required to effect the following:

          (a) Stock Options. At the Effective Time, all outstanding and unexpired Stock Options (regardless of whether or not such options have vested and regardless of whether the exercise prices per share of Company Common Stock are below, at or above the Merger Consideration) shall be cancelled on terms and conditions satisfactory to Parent. Each holder of a cancelled Stock Option shall be entitled to receive, in consideration for the cancellation of such Stock Option, an amount in cash equal to the product of (i) the number of shares of Company Common Stock previously subject to such Stock Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock previously subject to such Stock Option in effect immediately prior to such cancellation (such payment to be net of taxes and other amounts required by Applicable Law to be withheld with respect thereto). Payment to such holder under this Section 2.03(a) shall be made without interest thereon, upon surrender of the certificate or other document evidencing such Stock Option to the Surviving Corporation. Delivery of any cash payment under this Section 2.03(a) to a holder of cancelled Stock Options shall be conditioned upon receipt by Parent of a waiver of all of such holder's right, title and interest in and to his or her Stock Options.

          (b) Warrants. At the Effective Time, all outstanding and unexpired Warrants (regardless of whether or not such Warrants are then exercisable and regardless of whether the exercise prices per share of Company Common Stock are below, at or above the Merger Consideration) shall be cancelled on terms and conditions satisfactory to Parent. Each holder of a cancelled Warrant shall be entitled to receive, in consideration for the cancellation of such Warrant, an amount in cash equal to the product of (i) the number of shares of Company Common Stock previously subject to such Warrant and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock previously subject to such Warrant in effect immediately prior to such cancellation (such payment to be net of taxes and other amounts required by Applicable Law to be withheld with respect thereto). Payment to such holder under this Section 2.03(b) shall be made without interest thereon, upon surrender of such Warrant to the Surviving Corporation. Delivery of any cash payment under this Section 2.03(b) to a holder of a Warrant shall be conditioned upon receipt by Parent of a waiver of all of such holder's right, title and interest in and to his or her Warrant.

          (c) Convertible Notes. The Company shall use its best efforts to cause all outstanding Convertible Notes to be converted in full into shares of Company Common Stock in accordance with their respective terms and to cease to be issued and outstanding, in each case prior to the Effective Time.

          (d) Termination of Plans. As of the Effective Time, all Company Stock Plans, and the relevant provisions of all Benefit Agreements and other Contracts shall terminate on terms and conditions satisfactory to Parent so that on and after the Effective Time no current or former employee, director, consultant or other Person shall have any right or option to acquire, hold or transfer shares of Company Common Stock or any other equity interests in the Company or any of its Subsidiaries under any Company Stock Plan, Benefit Agreement or other Contract.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub as follows:

     SECTION 3.01 Organization, Qualification and Corporate Power.

          (a) The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified or licensed to conduct business and is in good standing under the laws of each jurisdiction set forth in Section 3.01(a) of the Company Disclosure Schedule, which are all the jurisdictions where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing and requirement to be in good standing necessary, except for any such failures to be qualified and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries has all requisite corporate power and authority to carry on the business in which it is now engaged and to own, lease and use the properties now owned, leased or used by it.

     For purposes of this Agreement: (i) "Company Disclosure Schedule" means the disclosure schedule delivered by the Company to Parent prior to or simultaneously with the execution of this Agreement; and (ii) "Company Material Adverse Effect" means any event, occurrence, fact, condition, change, effect or circumstance that (A) is, or that could reasonably be expected to be, materially adverse to the assets, business, prospects, financial condition, operations, properties, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole (other than changes that are the result of economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the industry or specific markets in which the Company competes), or (B) materially impairs or delays the ability of the Company to consummate the transactions contemplated by, or to perform its other obligations under, this Agreement or the Stockholders Agreement. Without limiting the foregoing and for the avoidance of doubt, a "Company Material Adverse Effect" would be deemed to exist in the event of (1) a ruling, decision or order (whether or not final or nonappealable) that is adverse to the Company or any of its Subsidiaries by a Governmental Entity affecting Contract No. DAAB07-01-D-F201 between the U.S. Army and a Subsidiary of the Company issued pursuant to Army Solicitation No. DAAB07-01-R-C402 (as may be amended from time to time, the "TQG Contract") in connection with the facts alleged by the plaintiff in matter of Engineered Electric Company d/b/a Fermont v. The United States of America, No. 02-757C, pending in the United States Court of Federal Claims, or (2) a decision by the Contracting Officer in respect of the TQG Contract materially impairing the value of the TQG Contract to the Company or any of its Subsidiaries.

          (b) The Company has delivered to Parent complete and correct copies of its Articles of Incorporation and its Bylaws and the articles of incorporation and bylaws (or similar organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement. The Company has made available to Parent and its representatives true and complete copies of the minutes (or in the case of draft minutes, the most recent drafts thereof) of all meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company and each of its Subsidiaries held since May 1, 1996. Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of its articles of incorporation or bylaws (or similar organizational documents). The provisions of Sections 78.378 to 78.3793, inclusive, of the NRS relating to "Acquisition of Controlling Interest" and Sections 78.411 to 78.444, inclusive, of the NRS relating to "Combinations with Interested Stockholders" are inapplicable to this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby (including the Merger) as a result of the Company's actions or otherwise.

     SECTION 3.02 Capital Structure.

          (a) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 5,000,000 of the Company's Preferred Stock, par value $0.001 per share (the "Company Preferred Stock"). At the close of business on August 8, 2002: (i) 6,764,647 shares of Company Common Stock (excluding treasury shares) were issued and outstanding, none of which were held by any Subsidiary of the Company; (ii) 127,000 shares of Company Common Stock were held by the Company in its treasury; (iii) no shares of Company Preferred Stock were issued and outstanding; (iv) options to acquire 1,044,772 shares of Company Common Stock from the Company were issued and outstanding (the "Stock Options") pursuant to (A) the 1992 Incentive and Nonqualified Stock Option Plan of the Company (as amended), the 1992 Directors' Stock Option Plan (as amended) and the 2000 Directors' Stock Option Plan (collectively, the "Company Stock Plans") as listed on Section 3.02(a)(iv)(A1-A3) of the Company Disclosure Schedule, and (B) written employment agreements listed on Section 3.02(a)(iv)(B) of the Company Disclosure Schedule and previously provided in true and complete form to Parent or its counsel, (v) warrants to acquire up to 840,002 shares of Company Common Stock from the Company pursuant to the stock purchase warrants listed on Section 3.02(a)(v) of the Company Disclosure Schedule and previously provided in true and complete form to Parent or its counsel (the "Warrants") were issued and outstanding; (vi) 1,000,000 shares of Company Common Stock were issuable upon conversion of the 10% Convertible Subordinated Notes listed on Section 3.02(a)(vi) of the Company Disclosure Schedule and previously provided in true and complete form to Parent or its counsel (the "1999 Notes"); (vii) 880,000 shares were issuable upon conversion of the 12% Convertible Subordinated Notes listed in Section 3.02(a)(vii) of the Company Disclosure Schedule and previously provided in true and complete form to Parent or to counsel (together with the 1999 Notes, the "Convertible Notes"); and (viii) (A) 288,153 shares of Company Common Stock were reserved and available for issuance pursuant to the 1992 Incentive and Nonqualified Stock Option Plan of the Company (as amended), (B) 189,330 shares of Company Common Stock were reserved and available for issuance pursuant to the 1992 Directors' Stock Option Plan (as amended), and (C) 250,000 shares of Company Common Stock were reserved and available for issuance pursuant to the 2000 Directors' Stock Option Plan. Schedule 3.02(a) of the Company Disclosure Schedule sets forth a complete and correct list, as of the close of business on August 8, 2002, of all outstanding stock options or other rights to purchase or acquire Company Common Stock granted under the Company Stock Plans, the Warrants, the Convertible Notes, written employment agreements or otherwise, including: (1) all outstanding Stock Options, the number of shares of Company Common Stock subject to each Stock Option, the grant dates and exercise and vesting schedule of each such Stock Option and the names of the holders of each Stock Option; (2) all outstanding Warrants, the number of shares of Company Common Stock issuable under each Warrant, the issue dates and exercise prices and exercise schedule of each such Warrant and the names of the holders of each Warrant; and (3) all outstanding Convertible Notes, the number of shares of Company Common Stock issuable under each Convertible Note, the issue dates and conversion prices and conversion schedule of each such Convertible Note and the names of the holders of each Convertible Note. Other than the Stock Options, the Warrants and the Convertible Notes, there are no outstanding rights of any person to receive Company Common Stock under the Company Stock Plans, under any Contract or otherwise, or on a deferred basis or otherwise.

          (b) As of the close of business on August 8, 2002, there were outstanding Stock Options, Warrants and Convertible Notes to purchase 3,716,456 shares of Company Common Stock with exercise or conversion prices, as the case may be, on a per share basis lower than the Merger Consideration, and the weighted average exercise or conversion price, as the case may be, of such Stock Options, Warrants and Convertible Notes was equal to $1.07. As of the close of business on August 8, 2002, there were outstanding Stock Options, Warrants and Convertible Notes to purchase 48,318 shares of Company Common Stock with exercise or conversion prices, as the case may be, on a per share basis equal to or higher than the Merger Consideration, and the weighted average exercise or conversion price, as the case may be, of such Stock Options, Warrants and Convertible Notes was equal to $2.39.

          (c) Except as set forth in Section 3.02(a) of the Company Disclosure Schedule, as of the close of business on August 8, 2002, no shares of capital stock of or other equity or voting interests in the Company, or options, warrants, convertible notes or other rights to acquire or receive any such stock or interests were issued, reserved for issuance or outstanding, and neither the Company nor any of its Subsidiaries is a party to any agreement relating to any such issuance. Since August 8, 2002, (i) there have been no issuances by the Company of shares of capital stock of or other equity or voting interests in the Company other than issuances of shares of Company Common Stock pursuant to the exercise or conversion, as the case may be, of Stock Options, Warrants or Convertible Notes, in each case outstanding on such date as required by their terms as in effect on the date of this Agreement, and (ii) there have been no issuances by the Company of options, warrants, convertible notes or other rights to acquire shares of capital stock or other equity or voting interests from the Company. There are no outstanding stock appreciation rights or other rights that are linked in any way to the price of the Company Common Stock or the value of the Company, any Subsidiary of the Company or any part of the Company or any such Subsidiary.

          (d) All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Stock Options, the Warrants and the Convertible Notes will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights or, to the Company's or any of its Subsidiaries knowledge, any other Share Encumbrance, except as set forth in Section 3.02(d) of the Company Disclosure Schedule. Except for the Convertible Notes, there are no bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries, and no securities or other instruments or obligations of the Company or any of its Subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of the Company, having the right to vote (or convertible or exercisable into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, there are no securities, options, warrants, convertible notes, calls, rights, obligations, arrangements, understandings or Contracts of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible or exercisable into, or exchangeable or exercisable for, shares of capital stock of or other equity or voting interests in the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, convertible note, call, right, obligation, arrangement, understanding or Contract. Each Stock Option intended to qualify as an "incentive stock option" under Section 422 of the Code so qualifies and the exercise price of each other Stock Option is not less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Stock Option. As of the date of this Agreement, (i) the Subject Shares (as such term is defined in the Stockholders Agreement) represent approximately 41% of the shares of Company Common Stock outstanding (assuming the exercise, exchange or conversion, as applicable, of all outstanding convertible securities of the Company (including the Stock Options, the Warrants and the Convertible Notes) which are currently exercisable, exchangeable or convertible, as applicable, or will become exercisable, exchangeable or convertible, as applicable, at any time within 60 days from the date of this Agreement), and (ii) the Subject Shares that constitute shares of Company Common Stock represent approximately 31% of the shares of Company Common Stock outstanding . There are not any outstanding contractual obligations of the Company or any of its Subsidiaries to (A) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries, or (B) vote or dispose of any shares of the capital stock of any of its Subsidiaries. The Company is not a party to any voting or other stockholders agreements with respect to any shares of the capital stock of or other equity or voting securities in the Company or any of its Subsidiaries and, to the knowledge of the Company or any of its Subsidiaries, as of the date of this Agreement, there are no irrevocable proxies and no voting or other stockholders agreements with respect to any shares of the capital stock of or other equity or voting interests in the Company or any of its Subsidiaries.

          (e) As of the date hereof, the outstanding Indebtedness of the Company and its Subsidiaries is as set forth on Section 3.02(e) of the Company Disclosure Schedule.

     SECTION 3.03 Subsidiaries.

          (a) Section 3.03 of the Company Disclosure Schedule lists each Subsidiary of the Company. All the outstanding shares of capital stock of or other equity or voting interests in each such Subsidiary are owned by the Company, by another wholly owned Subsidiary of the Company or by the Company and another wholly owned Subsidiary of the Company, free and clear of any liens, encumbrances, hypothecations, rights of others, charges, adverse claims or interests, title defects, pledges, voting trusts or similar arrangements, limitations on voting rights, options, restrictions on transfer, proxies, title retention agreements, securityholder agreements or other similar restrictions or limitations, (collectively, "Share Encumbrances"), excepting only restrictions on the subsequent transfer of such shares imposed under applicable securities laws. Except for the capital stock of or other equity or voting interests in its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of or other equity or voting interests in any corporation, partnership, joint venture, association or other entity.

          (b) Those Subsidiaries that are Roflan Associates, Inc., a Massachusetts corporation, and Peter Gray Corporation, a Massachusetts corporation, are not engaged in any business and do not conduct any activity.

     SECTION 3.04 Authority; Noncontravention.

          (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Stockholders Agreement, to consummate the transactions contemplated by this Agreement and the Stockholders Agreement, subject, in the case of the Merger, to obtaining the Stockholder Approval, and to comply with the provisions of this Agreement and the Stockholders Agreement. The execution and delivery of this Agreement and the Stockholders Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement and the Stockholders Agreement and the compliance by the Company with the provisions of this Agreement and the Stockholders Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Stockholders Agreement or to consummate the transactions contemplated by this Agreement or the Stockholders Agreement, subject, in the case of the Merger, to obtaining the Stockholder Approval. Each of this Agreement and the Stockholders Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws).

          (b) The Board of Directors of the Company, at a meeting duly called and held at which all of the directors of the Company were present either in person or by telephone, duly and with the unanimous approval of those directors in attendance adopted resolutions (i) approving and declaring advisable the Merger, this Agreement and the transactions contemplated by this Agreement, (ii) declaring that it is in the best interests of the Company's stockholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that the consideration to be paid to the Company's stockholders in the Merger is fair to such stockholders, (iv) directing that this Agreement be submitted to a vote at a meeting of the Company's stockholders to be held as promptly as reasonably practicable following the date of this Agreement, (v) recommending that such stockholders adopt this Agreement, and
(vi) approving the Stockholders Agreement and the transactions contemplated thereby, which resolutions have not been subsequently rescinded, modified or withdrawn in any way except as is expressly and specifically permitted under
Section 5.02(b).

          (c) The execution and delivery of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any mortgage, pledge, security interest, encumbrance, charge, lien, hypothecation, adverse claim or interest, easement, encroachment, title defect, title retention agreement or other similar restriction or limitation (whether arising by contract, by operation of law or otherwise) (collectively, "Liens") in or upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of: (i) the Articles of Incorporation or Bylaws of the Company or the articles of incorporation or bylaws (or similar organizational documents) of any of its Subsidiaries; (ii) any loan or credit agreement (including the Credit Facility), bond, debenture, note (including the Convertible Notes), mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, permission, concession, franchise, license or sublicense, whether oral or written (each, including all amendments thereof and supplements thereto, a "Contract") to which the Company or any of its Subsidiaries is a party or any of their respective properties or assets is subject; or (iii) subject to the governmental filings and other matters referred to in Section 3.04(d), any Applicable Law; other than, in the case of clauses
(ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to (A) have a Company Material Adverse Effect, or (B) prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement or the Stockholders Agreement. A true, complete and correct list of all the Contracts (including all amendments thereof) comprising the Credit Facility are listed in Section 3.04(c) of the Company Disclosure Schedule.

          For purposes of this Agreement, "Credit Facility" means those Contracts listed in Section 3.04(c) of the Company Disclosure Schedule, collectively.

          (d) No consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Entity (each, a "Consent"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Stockholders Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement or the Stockholders Agreement or the compliance by the Company with the provisions of this Agreement or the Stockholders Agreement, except for:
(i) any filings required under any applicable competition, merger control, antitrust or similar law; (ii) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the approval of this Agreement by the Company's stockholders (as amended or supplemented from time to time, the "Proxy Statement") and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby; (iii) the filing of the Articles of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business; (iv) any filings required under the rules and regulations of the Nasdaq Bulletin Board Market; (v) those Consents listed in Section 3.04(d) of the Company Disclosure Schedule; and (vi) such other Consents, the failure of which other Consents to be obtained or made individually or in the aggregate could not reasonably be expected to (A) have a Company Material Adverse Effect, or (B) prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement or the Stockholders Agreement.

     SECTION 3.05 SEC Documents. The Company has filed with the SEC, and has heretofore made available to Parent true and complete copies of, all reports, schedules, forms, statements and other documents required to be filed with the SEC by the Company since May 1, 1996 (together with all information incorporated therein by reference, the "SEC Documents"). No Subsidiary of the Company is required to file any report, schedule, form, statement or other document with the SEC.

     As of their respective dates, each of the SEC Documents filed prior to June 15, 2002 (each a "Filed SEC Document") complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and none of the Filed SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Filed SEC Document has been revised or superseded by a later Filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Each SEC Document that the Company files with the SEC on or after June 15, 2002, as of the date thereof, will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and none of such SEC Documents will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that, in the case of the Proxy Statement, no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Sub in writing specifically for inclusion in the Proxy Statement.

     The financial statements (including the related notes) of the Company included in the SEC Documents (including the Proxy Statement) and the Other Filings complied, as of the date filed, or will comply when filed, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or will be prepared in accordance with generally U.S. accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented or will present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments and the absence of footnotes).

     SECTION 3.06 Information Supplied. None of the information supplied by the Company for inclusion or incorporation by reference in (a) the Proxy Statement, or (b) any other document filed or to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement (collectively, the "Other Filings") will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment thereof or supplement thereto is mailed to stockholders, at the time of the Stockholders Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that, in the case of the Proxy Statement, no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Sub in writing specifically for inclusion in the Proxy Statement. The Proxy Statement and the Other Filings made by the Company will comply as to form with the provisions of the Exchange Act or other Applicable Law, as the case may be, and the rules and regulations thereunder.

     SECTION 3.07 Absence of Certain Changes or Events. Except as set forth on
Section 3.07 of the Company Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been:

          (a) any Company Material Adverse Effect or any state of facts, change, development, effect or occurrence that could reasonably be expected to result in a Company Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its Subsidiaries' capital stock or any redemption, retirement, acquisition or purchase of any of the Company's or any Subsidiary's capital stock or other securities;

          (c) any split, reverse split, combination or reclassification of any of the Company's or any of its Subsidiaries' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock or other securities of the Company or any of its Subsidiaries;

          (d) (i) any granting by the Company or any of its Subsidiaries of any increase in compensation or benefits, except for normal increases of cash compensation prior to the date of this Agreement in the ordinary course of business consistent (in amount and kind) with past practice, (ii) any payment by the Company or any of its Subsidiaries of any bonus, except for bonuses made prior to the date of this Agreement in the ordinary course of business consistent (in amount and kind) with past practice, in each case to any current or former director, officer, employee or consultant, (iii) any granting by the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant of any increase in severance or termination pay, or (iv) any entry by the Company or any of its Subsidiaries into, or any amendment of, or any supplement to, (A) any employment, deferred compensation, severance, termination, employee benefit, loan, indemnification, stock repurchase, stock option, consulting or similar Contract between the Company or any of its Subsidiaries, on the one hand, and any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries, on the other hand, or (B) any Contract between the Company or any of its Subsidiaries, on the one hand, and any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement or the Stockholders Agreement (all such Contracts referred to in this clause (iv), being herein called, collectively, the "Benefit Agreements");

          (e) any amendment of, or supplement to, any Company Stock Plan, any Stock Option, any Warrant or any Convertible Note;

          (f) any damage, destruction or loss, whether or not covered by insurance, in excess of $25,000 individually or in the aggregate;

          (g) any change in financial or tax accounting methods, principles or practices by the Company, except insofar as may have been required by a change in GAAP or Applicable Law;

          (h) any tax election that individually or in the aggregate could reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on any of the Company's tax attributes or any settlement or compromise of any material income tax liability;

          (i) any revaluation by the Company of any of its material assets;

          (j) any entering into any settlement regarding the breach, misrepresentation, infringement or violation of, any Intellectual Property, or any modification of any existing rights with respect thereto;

          (k) any incurring, assumption or guaranty of any debt, claim, commitment, obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due

(including any Indebtedness), except (A) current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent (in amount and kind) with past practice, and (B) any Indebtedness incurred under and pursuant to the Credit Facility;

          (l) any subjection to any Lien of any portion of the Company's or any of its Subsidiaries' assets, properties or business (whether tangible or intangible), other than (A) mechanic's, materialmen's, and similar Liens, in each case that are not delinquent or which are being actively contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or its applicable Subsidiary, as the case may be, to the extent required by GAAP, (B) Liens arising under workers' compensation, unemployment insurance, social security, retirement, and similar legislation, in each case that are not delinquent or which are being actively contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or its applicable Subsidiary, as the case may be, to the extent required by GAAP, and (C) statutory Liens with respect to current taxes not yet due and payable (all such Liens under clauses (A) through (C), inclusive, collectively, "Permitted Liens");

          (m) any sale, assignment, lease to others or transfer or other disposition of any portion of the Company's or any of its Subsidiaries' assets, except for Inventories sold in the ordinary course of business consistent (in amount and kind) with past practice;

          (n) any receipt of any written notice of termination of any Designated Contract (including any Contract that would have constituted a Designated Contract but for the termination thereof prior to the date of this Agreement);

          (o) any discharge, cancellation or compromise of any debt, claim, commitment, liability or obligation (including any Indebtedness), or waiver or release of any right of substantial value;

          (p) any making of any capital expenditures or commitments therefor in excess of $50,000 individually or in the aggregate;

          (q) (i) any making of any capital investment in, any loan to, or any acquisition of, any of the securities of, any other Person (or series of related capital investments, loans and acquisitions involving the same Person or such Person's Affiliates), except for overnight deposits, short-term money market investments, or (ii) any acquisition of any entity or business (whether by the acquisition of stock, the acquisition of all or a substantial portion of assets, merger or otherwise);

          (r) any change or authorization of any change in the articles of incorporation or bylaws (or similar organizational documents) of the Company or any of its Subsidiaries;

          (s) any labor union organizing activity with respect to the Company or any of its Subsidiaries, any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or any material and adverse change in the Company's or any of its Subsidiaries' relations with its employees, distributors, agents, customers or suppliers;

          (t) any payment or agreement to pay any brokerage or finder's fee, or any incurring of any severance pay or retention obligations by reason of this Agreement or any of the transactions contemplated hereby;

          (u) any making of any grant of credit to any customer or distributor on terms or in amounts materially more favorable than had been extended to that customer or distributor in the past;

          (v) any receipt of any written notice of any condemnation proceedings commenced with respect to any Leased Real Property or written notice as to the proposed commencement of any such proceedings; or

          (w) taking of any action or knowing omission of the taking of any action that would result in the occurrence of any of the foregoing.

     SECTION 3.08 Contracts.

          (a) Section 3.08(a) of the Company Disclosure Schedule contains a true, complete and correct list of all Contracts (whether written or oral) which, in each case, are related in any way to the Company or any of its Subsidiaries of the types described below to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets are bound and under which any such Person continues to have any obligation (the "Designated Contracts"):

               (i) any Contract (or group of related Contracts with the same Person or such Person's Affiliates) for the lease of personal property from or to third parties, in each case involving in excess of $50,000 per annum;

               (ii) any Contract establishing a partnership, joint venture, teaming arrangement or similar contract involving a sharing of profits or expenses (including joint research and development and joint marketing contracts);

               (iii) any Contract (or group of related Contracts with the same Person or such Person's Affiliates) under which the Company or any of its Subsidiaries has created, incurred, secured, assumed or guaranteed (or may create, incur, secure, assume or guarantee) any Indebtedness, or under which it has imposed (or may impose) a Lien (other than a Permitted Lien) on any of the Company's or any of its Subsidiaries' properties or assets, tangible or intangible;

               (iv) any Contract that prohibits or restricts the Company or any of its Subsidiaries from freely engaging in any business or line of business or competing anywhere in the world;

               (v) any Contract involving any officer, director, stockholder or Affiliate of the Company or any of its Subsidiaries;

               (vi) (A) any Contract which contains any provisions requiring the Company or any of its Subsidiaries to indemnify any other party thereto other than in the ordinary course of business consistent (in amount and kind) with past practice;
(B) any Contract not containing a waiver of incidental, consequential and special damages in favor of the Company and its Subsidiaries; and (C) any guarantee of the payment or performance of any Person or any agreement to indemnify any Person, or act as a surety, or other agreement to be contingently or secondarily liable for, or to provide credit support in respect of, the obligations of any Person other than the endorsement of checks in the ordinary course of business consistent (in amount and kind) with past practice;

               (vii) any Contract under which the consequences of a breach, default or termination could reasonably be expected to have a Company Material Adverse Effect;

               (viii) any Contract with a sales representative, manufacturer's representative, distributor, and each material marketing Contract;

               (ix) employment, consulting, agency, collective bargaining or other similar Contracts, and other material instruments and arrangements relating to or for the benefit of employees, consultants, sales representatives, distributors, dealers, agents or independent contractors;

               (x) any other Contract (or group of related Contracts with the same Person or such Person's Affiliates) involving payments to be made or received by or to the Company or any of its Subsidiaries in excess of $100,000 per annum;

               (xi) any Contract involving the licensing of, or assignment or transfer of, any rights in any material Intellectual Property, other than in the ordinary course of business consistent (in amount and kind) with past practice;

               (xii) any license, licensing arrangement or other Contract providing in whole or in part for the use of, or limiting the use of, or for the acquisition or disposition of, any material Company Intellectual Property;

               (xiii) leases, licenses and other similar material Contracts, and material Permits concerning or relating to the real property used by the Company or any of its Subsidiaries; (xiv) brokerage or finder's Contracts;

               (xv) asset purchase agreements, stock purchase agreements and other non-ordinary course acquisition or divestiture agreements;

               (xvi) Contracts with respect to the representation of the Company or any of its Subsidiaries in foreign countries;

               (xvii) purchase Contracts for inventory items or supplies that, together with amounts on hand, constitute in excess of six months normal usage;

               (xviii) any Contract with any employee, agent, consultant, distributor, dealer or franchisee;

               (xix) any outstanding bid, proposal or offer made by the Company or any of its Subsidiaries which, if accepted, would result in a Government Contract (each, a "Government Bid") or any outstanding customer option relating to any Contract in the Backlog (or series of related bids, proposals, offers or customer options), in each case involving an amount in excess of $500,000, or that was bid knowing that when accepted it would result in a loss;

               (xx) any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, pricing agreement, letter contract, purchase order, delivery order, change order or other similar arrangement of any kind, between the Company or any of its Subsidiaries, on the one hand and (A) any Governmental Entity, (B) any prime contractor of a Governmental Entity in its capacity as a prime contractor, or (C) any subcontractor with respect to any contract of a type described in clauses (A) or
(B) above, on the other hand (each, a "Government Contract"); and

               (xxi) any other Contract not the subject matter of clauses (i) through (xx) above that is material to the Company or any of its Subsidiaries.

          (b) The Company has made available to Parent a true, complete and accurate copy of each written Designated Contract (as amended, supplemented or modified to date) listed in Section 3.08(a) of the Company Disclosure Schedule. The Company has furnished to Parent an accurate summary of all oral Designated Contracts listed in Section 3.08(a) of the Company Disclosure Schedule. With respect to each Designated Contract: (i) such Designated Contract is a legal, valid, binding and enforceable obligation of the Company or the applicable Subsidiary, as the case may be, and to the Company's or any of its Subsidiaries' knowledge, any other party thereto (subject to bankruptcy and insolvency laws and equitable principles (whether applied at law or in equity)) and is in full force and effect; and (ii) neither the Company nor any of its Subsidiaries nor, to the Company's or any of its Subsidiaries' knowledge, any other party thereto is in material breach or violation of, or material default under, any such Designated Contract, and no event of default or event or condition exists, has occurred, is pending or, to the knowledge of the Company or any of its Subsidiaries, is threatened, which, after the giving of notice, lapse of time, both or otherwise, would constitute a material violation, breach or default thereunder by the Company or any of its Subsidiaries or, to the knowledge of the Company or any of its Subsidiaries, any other party under such Designated Contract. With respect to each Contract (other than a Designated Contract) to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is subject: (A) neither the Company nor any of its Subsidiaries nor, to the Company's or any of its Subsidiaries' knowledge, any other party thereto is in default under, any such Contract; and (B) no event of default or event or condition exists, has occurred, is pending or, to the knowledge of the Company or any of its Subsidiaries, is threatened, which, after the giving of notice, lapse of time, both or otherwise, would constitute a default under such Contract by the Company or any of its Subsidiaries or, to the knowledge of the Company or any of its Subsidiaries, any other party under such Contract, except in the case of both clauses (A) and (B) above, such defaults under such Contracts that, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.08(b) of the Company Disclosure Schedule, no Consent of any third party is required under any Designated Contract as a result of or in connection with the execution and delivery of this Agreement or the Stockholders Agreement or the performance by the Company of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby and thereby (including the Merger).

          (c) Except as set forth in Section 3.08(c) of the Company Disclosure Schedule, no outstanding bid or proposal (or series of related bids or proposals) was bid knowing that when accepted it would result in a loss.

     SECTION 3.09 Litigation. Except as set forth in Section 3.09 of the Company Disclosure Schedule, there is not (a) any unsatisfied judgment against the Company or any of its Subsidiaries or any of their respective assets, nor any order, decree, stipulation or injunction to which the Company, any of its Subsidiaries or any of their respective assets are subject, or (b) any claim, complaint, demand, grievance, inquiry, action, suit, proceeding, hearing, investigation, arbitration, citation, summons, or subpoena, civil, criminal, regulatory or otherwise, in law or in equity, to which the Company or any of its Subsidiaries is a party or, to the Company's or any of its Subsidiaries' knowledge, which has been threatened against the Company or any of its Subsidiaries. There is no action, suit or proceeding pending, or to the Company's or any of its Subsidiaries' knowledge, threatened, by or against or affecting the Company or any of its Subsidiaries in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby. Since May 1, 1996, there have been no product liability suits, actions or proceedings involving the Company or any of its Subsidiaries or relating to products or services manufactured, sold or provided by the Company or any of its Subsidiaries.

     SECTION 3.10 Taxes.

          (a) Each of the Company and its Subsidiaries and each Company Affiliated Group has timely filed all Federal, state and local, domestic and foreign, income and franchise tax returns and reports and all other tax returns and reports required to be filed by it and all such returns and reports are complete and correct, except for such failures to file or to be complete and correct that individually or in the aggregate could not reasonably be expected to result in a material liability on the part of the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries and each Company Affiliated Group has timely paid all taxes due with respect to the taxable periods covered by such returns and reports and all other taxes, except where the failures so to pay individually or in the aggregate could not reasonably be expected to result in a material liability on the part of the Company or any of its Subsidiaries, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

          (b) There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material taxes, and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

          (c) Except as set forth in Section 3.10(c) of the Company Disclosure Schedule, no Federal, state or other material local, domestic or foreign, tax return or report of the

Company or any of its Subsidiaries or any Company Affiliated Group or member thereof has ever been under audit or examination by any taxing authority.

          (d) No material Liens for taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory Liens for taxes not yet due.

          (e) None of the Company and its Subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

          (f) The Company and its Subsidiaries have complied with Applicable Law relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any Federal, state or local, domestic or foreign, laws) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under Applicable Laws, except where the failures to so comply, withhold and pay over, individually or in the aggregate, could not reasonably be expected to result in a material liability on the part of the Company or any of its Subsidiaries.

          (g) Neither the Company nor any of its Subsidiaries is a real property holding company within the meaning of Section 897 of the Code.

          (h) Except as set forth in Section 3.10(h) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (nor any predecessor of the foregoing Persons) has been a member of a Company Affiliated Group.

          (i) Neither the Company nor any of its Subsidiaries is liable for the taxes of any Person other than the Company and its Subsidiaries under Treasury Regulations section 1.1502-6 (or any analogous or similar provision of any state, local or foreign law, rule or regulation), as a transferee or successor, by contract or otherwise, for any taxable period beginning before the Closing Date.

          (j) Neither the Company nor any of its Subsidiaries is obligated to make, and as a result of any event connected with the transactions contemplated by this Agreement, neither the Company nor any of its Subsidiaries will become obligated to make any "excess parachute payment" within the meaning of Section 280G of the Code, determined without regard to subsection (b)(4) thereof.

          (k) As used in this Agreement:

               "taxes" shall include all (i) Federal, state and local, domestic and foreign, income, franchise, property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever, including any interest penalties or additions with respect thereto, and any obligations under any agreements or arrangements with any other person with respect to such amounts, (ii) liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group (including any group liability for the taxes of any Person under Treasury Regulations section 1.1502-6(a) (or any analogous or similar provision of any state, local or foreign law, rule or regulation), as a transferee or successor, by contract, or otherwise), and (iii) liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (i) or (ii) above.

               "Company Affiliated Group" shall mean each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is or has been a member.

     SECTION 3.11 Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any debts, claims, commitments, liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, asserted or unasserted which are or could reasonably be expected to become material to the Company or any of its Subsidiaries, except (a) as set forth in Section 3.11 of the Company Disclosure Schedule, (b) as and to the extent set forth as liabilities on the most recent consolidated balance sheet included in the Filed SEC Documents, and (c) for liabilities and obligations that were incurred after the date of such most recent consolidated balance sheet, in the ordinary course of business consistent (in amount and kind) with past practice.

     SECTION 3.12 Intellectual Property.

          (a) For purposes of this Agreement, "Intellectual Property" means: (i) any and all inventions, developments, improvements, discoveries, know-how, concepts and ideas, whether patentable or not in any jurisdiction and whether or not reduced to practice, (ii) any and all patents and patent applications (including reissues, reexaminations, continuations, divisions, continuations-in-part, extensions, revisions and counterparts thereof in any jurisdiction), patent disclosures, revalidations, industrial designs, industrial models and utility models, (iii) any and all trademarks, service marks, certification marks, logos, trade dress, trade names, corporate names, brand names, domain names and all other indicia of origin (whether registered or unregistered), and including all goodwill associated therewith and all applications and registrations therefor in any jurisdiction and any extension, modification or renewal of any such application or registration, (iv) any and all copyrights, copyright registrations and applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof, (v) any and all writings and other works of authorship, whether copyrighted, copyrightable or not in any jurisdiction, such works including, without limitation, computer programs and software (including source code, object code, data, databases and documentation therefor), together with all translations, adaptations, derivations and combinations thereof, (vi) any and all mask works and other semiconductor chip rights and registrations thereof, (vii) any and all non-public information, trade secrets and proprietary or confidential information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals) and rights in any jurisdiction to limit the use or disclosure thereof by any Person, (viii) any and all other intellectual property or proprietary rights, (ix) any and all agreements, licenses, immunities, covenants not to sue and the like relating to any of the foregoing, (x) any and all copies and tangible embodiments of any of the foregoing (in whatever form or medium), and (xi) any and all claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

          (b) For purposes of this Agreement, "Company Intellectual Property" means Intellectual Property that is currently used in the business and operations of the Company or any of its Subsidiaries or which covers any aspect of the business and operations of the Company or any of its Subsidiaries.

          (c) Section 3.12(c) of the Company Disclosure Schedule sets forth a list of all material trademarks, service marks, trade names, and domain names, as well as all patents, patent applications, copyright registrations, copyright registration applications, trademark registrations, trademark registration applications and all other registered Intellectual Property or applications therefor owned by or licensed (as indicated) to the Company or any of its Subsidiaries. Except as specified in Section 3.12(c) of the Company Disclosure Schedule, all Company Intellectual Property is valid, enforceable, subsisting, uncancelled and unrevoked.

          (d) The Company or the applicable Subsidiary of the Company owns or is validly licensed or otherwise possesses valid rights to use, the Company Intellectual Property. The Company or the applicable Subsidiary of the Company either exclusively owns all right, title and interest in and to the Company Intellectual Property or uses the Company Intellectual Property pursuant to a Contract which is not currently terminable by anyone other than the Company or such Subsidiary. Section 3.12(d) of the Company Disclosure Schedule indicates which material Company Intellectual Property is used by the Company or any of its Subsidiaries pursuant to a Contract.

          (e) The Company or the applicable Subsidiary has the exclusive right to file, prosecute and maintain all of its material patent applications and other applications to register Company Intellectual Property, and has the exclusive right to maintain its material patents and other registrations of Company Intellectual Property and is not aware of any written claim by third parties regarding title to same or derivative works of same. Each of the Company and its Subsidiaries has taken all commercially reasonable actions to maintain, prosecute and protect its material Company Intellectual Property, including payment of all fees, annuities and all other payments which have heretofore become due to any Government Entity with respect to such material Company Intellectual Property.

          (f) No allegations or claims with respect to any Company Intellectual Property or any third party Intellectual Property have been asserted in writing or, to the Company's or any of its Subsidiaries' knowledge, threatened by any third party against (i) the Company, any of its Subsidiaries or any of their respective Affiliates, or (ii) to the Company's or any of its Subsidiaries' knowledge, against any other third party based on the third party's use of any Company Intellectual Property.

          (g) No use of any Company Intellectual Property by the Company, any of its Subsidiaries or, to the Company's or any of its Subsidiaries' knowledge, any of its customers constitutes or has constituted an unauthorized use, inducement to infringe, contributory infringement, misappropriation or other violation of the Intellectual Property of any third party and no valid grounds exist for any bona fide claims against the Company or any of its Subsidiaries or, to the Company's or any of its Subsidiaries' knowledge, any of its customers with respect to any Company Intellectual Property. To the Company's or any of its Subsidiaries' knowledge, no threats or allegations have been made, nor notice of any kind given, by the Company, any of its Subsidiaries or any of their respective Affiliates to any third parties regarding allegedly infringing activities or misappropriation of or with respect to any Company Intellectual Property. To the Company's or any of its Subsidiaries' knowledge, and except as set forth in Section 3.12(g) of the Company Disclosure Schedule, there has not been, and there is not presently, any material unauthorized use, infringement, misappropriation or violation of any material Company Intellectual Property by any Person.

          (h) Except as set forth in Section 3.12(h) of the Company Disclosure Schedule, no material Company Intellectual Property is subject to any outstanding order, award, decision, injunction, judgment, decree, stipulation or agreement in any manner restricting the transfer, use, enforcement or licensing thereof. Except as set forth in Section 3.12(h) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property. Neither the Company nor any of its Subsidiaries has entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of the Company Intellectual Property.

          (i) No Company Intellectual Property has been supplied by the Company or any of its Subsidiaries to any Person except pursuant to a binding license prohibiting further distribution and disclosure. Except as listed in Section 3.12(i) of the Company Disclosure Schedule, all computer programs and software which are distributed by the Company or any of its Subsidiaries (i) conform in all material respects with all specifications conveyed to its customers or other transferees, and (ii) are operative for their intended purposes free of any material defects or deficiencies.

          (j) Each of the current employees of the Company or any of its Subsidiaries is, and each of the former employees of the Company or such Subsidiary was, an "employee" within the meaning of and pursuant to 17 U.S.C.
101. All current and former employees, independent contractors and consultants of the Company or such Subsidiary have assigned all of their respective rights in any Intellectual Property developed by such employees, independent contractors and consultants for the Company or such Subsidiary to the Company or such Subsidiary. No current or former employee, independent contractor or consultant of the Company or any of its Subsidiaries has any interest in any Company Intellectual Property.

          (k) Except as set forth in Section 3.12(k) of the Company Disclosure Schedule, none of the Company's and the Subsidiaries' rights in or to any of the Company Intellectual Property shall be adversely affected by the execution or delivery of this Agreement by the Company or by the performance by the Company of any of the Company's obligations hereunder.

     SECTION 3.13 Absence of Changes in Benefit Plans. Except as set forth in
Section 3.13 of the Company Disclosure Schedule or as disclosed in the Filed SEC Documents, since the date of the most recent audited financial statements included in the Filed SEC Documents, none of the Company or any of its Subsidiaries has terminated, adopted, amended or agreed to amend in any material respect any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical or other welfare benefit or other material plan, program, arrangement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company, its Subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity"), in each case providing benefits to any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries and whether or not subject to United States law (collectively, "Benefit Plans"), unless such amendment or agreement to amend is required under applicable law, or has made any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Benefit Plan that is a Pension Plan, or any material change in the manner in which contributions to any such Pension Plan are made or the basis on which such contributions are determined.

SECTION 3.14 Employee Benefits Matters.

          (a) Section 3.14(a) of the Company Disclosure Schedule contains a list of all Benefit Plans and all material Benefit Agreements, including each "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Pension Plan"). The Company has provided to Parent true, complete and correct copies of (i) each Benefit Plan and each material Benefit Agreement (or, in the case of any unwritten Benefit Plans or Benefit Agreements, descriptions thereof), (ii) the two most recent annual reports required to be filed with respect to each Benefit Plan (including reports filed on Form 5500), (iii) the most recent summary plan description prepared for each Benefit Plan, (iv) each trust agreement and group annuity contract relating to any Benefit Plan and (v) the most recent determination or qualification letter issued by any Governmental Entity for each Benefit Plan intended to qualify for favorable tax treatment. Each Benefit Plan has been administered in accordance with its terms. The Company and its Subsidiaries have caused the Benefit Plans and the administration thereof to be in compliance in all material respects with all applicable provisions of ERISA, the Code and all other Applicable Laws. Except as set forth in Section 3.14(a) of the Company Disclosure Schedule, all Pension Plans intended to be tax-qualified have been the subject of determination letters from the Internal Revenue Service ("IRS") to the effect that such Pension Plans are qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code or have remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain such a favorable determination as to the qualified status of each such Pension Plan; no such determination letter has been revoked (or, to the knowledge of the Company or any of its Subsidiaries, has revocation been threatened or otherwise communicated or considered by the
IRS); no event occurred relating to any such Pension Plan that would adversely affect the qualification of such Pension

Plan (or, if such event has occurred, that could not be corrected by means of self-correction) or materially increase the costs relating thereto.

          (b) Neither the Company nor any Commonly Controlled Entity has maintained, contributed to or been obligated to maintain or contribute to, or has any actual or contingent liability under, any Benefit Plan that is subject to Title IV of ERISA, including a multiemployer plan under Section 3(37) of ERISA.

          (c) With respect to any Benefit Plan that is an employee welfare benefit plan (each, a "Welfare Plan"), there are no understandings, agreements or undertakings, written or oral, or summary plan description that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to the Company or any of its Subsidiaries on or at any time after the Effective Time. No Welfare Plan provides benefits after termination of employment except where the cost thereof is borne entirely by the former employee (or his eligible dependents or beneficiaries) or as required by Section 4980B(f) of the Code.

          (d) Except as set forth in Section 3.14(d) of the Company Disclosure Schedule, no current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan or Benefit Agreement as a result of the transactions contemplated by this Agreement or the Stockholders Agreement or any benefits under any Benefit Plan or Benefit Agreement the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Stockholders Agreement.

          (e) The deduction of any amount payable pursuant to the terms of the Benefit Plans, Benefit Agreements or any other employment contracts or arrangements will not be subject to disallowance under Section 162(m) of the Code.

          (f) The Company has received no notice of and, to the knowledge of the Company or any of its Subsidiaries there are no, pending investigations by any Governmental Entity with respect to, or pending termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under, any Benefit Plan that could give rise to any material liability, and, to the knowledge of the Company or any of its Subsidiaries, there are not any facts that individually or in the aggregate have had or could reasonably be expected to have a Company Material Adverse Effect.

          (g) All contributions, premiums and benefit payments under or in connection with the Benefit Plans that are required to have been made by the Company or any of its Subsidiaries as of the date of this Agreement in accordance with the terms of the Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed in or incorporated by reference into the Filed SEC Documents.

          (h) The Company and its Subsidiaries do not have any material liability or obligations, including under or on account of a Benefit Plan or Benefit Agreement, arising out of


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

the hiring of persons to provide services to the Company or any of its Subsidiaries and treating such persons as consultants or independent contractors or other non-employee characterization and not as employees of the Company or its Subsidiaries.

          (i) No bonuses or other payments have been made under or pursuant to the Company's 2002 Performance Incentive Plan.

     SECTION 3.15 Permits. Section 3.15 of the Company Disclosure Schedule sets forth all Consents of, with or to any Governmental Entity (collectively, "Permits") and other Consents necessary for, or otherwise material to, the conduct of the business of the Company and its Subsidiaries as currently conducted and ownership of the assets of each of the Company and its Subsidiaries. Except as set forth in Section 3.15 of the Company Disclosure Schedule, all such Permits and other Consents have been duly obtained and are in full force and effect, and neither the Company nor any of its Subsidiaries is in violation of or default under any such Permits and other Consents held by it. No such Permit or other Consent will be revoked, terminated prior to its normal expiration date or not renewed solely as a result of the consummation of the transactions contemplated by this Agreement or the Stockholders Agreement.

     SECTION 3.16 Leased Real Property.

          (a) Neither the Company nor any of its Subsidiaries owns any real property. Section 3.16(a) of the Company Disclosure Schedule lists all real property leased or subleased to the Company or any of its Subsidiaries as of the date of this Agreement or leased by an Affiliate of the Company or any of its Subsidiaries and used in the conduct of the business of the Company or any of its Subsidiaries (the "Leased Real Property"). Neither the Company nor any of its Subsidiaries uses any real property other than the Leased Real Property. The Company has made available to Parent true, correct and complete copies of the leases and subleases (as amended to date) and other agreements for occupancy, including all amendments, extensions and other modifications thereto as of the date of this Agreement with respect to each Leased Real Property (each, a "Real Property Lease" and, collectively, the "Real Property Leases").

          (b) With respect to each Real Property Lease, in all material respects:

               (i) such Real Property Lease is a legal, valid and binding obligation of the Company or its applicable Subsidiary, and is in full force and effect;

               (ii) neither the Company or its applicable Subsidiary, nor, to the Company's or any of its Subsidiaries' knowledge, any other party to such Real Property Lease is in breach or default, and, to the Company's or any of its Subsidiaries' knowledge, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder; and

               (iii) to the Company's or any of its Subsidiaries' knowledge, there are no disputes, oral agreements or forbearance programs in effect as to the Real Property Leases.

          (c) The Leased Real Property is sufficient for the continued conduct of the respective businesses of the Company and its Subsidiaries in substantially the same manner as such businesses are currently conducted.

          (d) The Real Property Leases cover all of the Leased Real Property currently utilized by the Company or any of its Subsidiaries; the property covered by such Real Property Leases may legally be used for such operations conducted thereon and all necessary access from public roads and all required utilities are legally and validly available to the property; the improvements on the properties or their use do not violate any existing covenants, restrictions or easements nor encroach any adjacent property not owned by the landlords under such Real Property Leases; the improvements on the properties are in commercially reasonable operating condition and repair and are suitable for the purposes for which they are currently used; and the tenants have (and will in the future have) commercially reasonable non-disturbance assurances upon all of the terms and conditions of the Real Property Leases from all holders of mortgages, deeds of trust and other superior Liens and from all lessors of underlying or ground leases. No repairs or replacements of any portion of the property covered by the Real Property Leases are required on the part of the Company or any of its Subsidiaries to comply with Applicable Law or to maintain good order and repair, which are beyond normal routine maintenance.

          (e) Neither the Company nor any of its Subsidiaries, as applicable, has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any of its interest in any of the Real Property Leases.

     SECTION 3.17 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, and there are no labor unions or other organizations representing or purporting to represent any employees of the Company or any of its Subsidiaries. Since May 1, 1996, neither the Company nor any of its Subsidiaries has experienced, or to the Company's or any of its Subsidiaries' knowledge, there has not been threatened, any material strikes, labor grievances, claims of unfair labor practices or other collective bargaining disputes or other similar labor activity with respect to any employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has knowledge of any organizational effort being made or threatened since May 1, 1996, by or on behalf of any labor union with respect to employees of the Company or any of its Subsidiaries.

     SECTION 3.18 Environmental Matters.

          (a) Each of the Company and its Subsidiaries is and has been in compliance in all material respects with all applicable Environmental Laws pertaining to any of the properties and assets of its business and the use thereof by the Company or its applicable Subsidiary, as the case may be. Except as disclosed in Section 3.18(a) of the Disclosure Schedule, each of the Company and its Subsidiaries has obtained all material Permits, licenses and other authorizations that are required under Environmental Laws to operate its business and the same are listed in Section 3.18(a) of the Disclosure Schedule. Neither the Company nor any of its Subsidiaries has received written notice of any violation of any applicable Environmental Law relating to any of the assets or to any premises utilized by the Company or any of its Subsidiaries and, to the Company's or any of its Subsidiaries' knowledge, no written notice of any such violation has been threatened.

          (b) Neither the Company nor any of its Subsidiaries has caused or taken any action that resulted in, and none of them is, subject to, any material liability or obligation relating to (i) the environmental conditions on, under, or about any part of the premises now or formerly utilized by its business or other properties or assets owned, leased, operated or used by the Company or any of its Subsidiaries in its business, including the air, soil and groundwater conditions at such properties, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal or Release of any Hazardous Substances by the Company or any of its Subsidiaries.

          (c) No Hazardous Substances have been treated, stored or disposed of by the Company or any of its Subsidiaries (or, to the Company's or any of its Subsidiaries' knowledge, any other Person) at, on, or under any part of the premises now or formerly utilized by it, except: (i) in compliance with Environmental Laws; and (ii) which does not require investigation or remediation pursuant to Environmental Laws.

          (d) Except as disclosed in Section 3.18(d) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has received written notice or other written communication concerning any alleged liability for Environmental Liabilities and Costs and, to the Company's or any of its Subsidiaries' knowledge, there exists no writ, injunction, decree, order, judgment, lawsuit, claim, proceeding, citation, directive, or summons, pending or threatened, relating to any environmental matters.

          (e) As used in this Agreement:

          "Damages" means any and all claims, liabilities (including tax liabilities), obligations, losses, fines, expenses, costs, proceedings, deficiencies, judgments, penalties or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses, consulting fees, court costs, expert witness fees and attorneys' fees and expenses incurred in the investigation or defense of any of the same.

          "Environmental Laws" means any and all Applicable Laws relating to the protection of the environment, to human health and safety, or to any emission, discharge, generation, processing, storage, abatement, Release, threatened Release, arranging for the disposal or transportation of any Hazardous Substances.

          "Environmental Liabilities and Costs" means any and all Damages: (i) relating to, or resulting from, the presence (including any allegation by a third party of the presence) of Hazardous Substances in the environment in quantities or concentrations exceeding those allowed pursuant to any Environmental Law, including claims for diminution of property value, personal injury or property damages; and/or (ii) imposed by, under or pursuant to Environmental Laws, based on, arising out of or otherwise in respect of (A) any real property owned, leased or operated by the Company or any of its Subsidiaries, or (B) the environmental conditions existing on the Closing Date on, under or above any real property owned, leased or operated by the Company or any of its Subsidiaries.

          "Hazardous Substance" means any substance that (i) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste", "hazardous material", "oil" or "hazardous substance" thereunder, or (ii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Entity or Environmental Law.

          "Release" means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

     SECTION 3.19 Legal Compliance. Except as set forth in Section 3.19 of the Company Disclosure Schedule, each of the Company and its Subsidiaries is in compliance in all material respects with all Applicable Laws applicable to it and to its assets. Except as set forth in Section 3.19 of the Company Disclosure Schedule, there is not pending, or to the Company's or any of its Subsidiaries' knowledge, threatened, any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice relating to the Company or any of its Subsidiaries alleging any failure so to comply.

     SECTION 3.20 Assets. The Company and each of its Subsidiaries has good and valid title to its respective assets, free and clear of all Liens, except for Permitted Liens and those Liens listed on Section 3.20 of the Company Disclosure Schedule. The respective assets of the Company and each of its Subsidiaries include all assets reasonably required for the conduct of the business of the Company or such Subsidiary, as the case may be, by the Company or such Subsidiary as such business is now being conducted. The material tangible assets of the Company and each of its Subsidiaries are in good operating condition and repair (normal wear and tear excepted), free from any known defects (except such minor defects as do not interfere with the use thereof in the conduct of normal operations), and are suitable for the purposes for which they are presently used. All buildings, plants and other material structures currently utilized by the Company and its Subsidiaries are, in all material respects, in good operating condition and repair. No repairs or replacements of the material tangible assets of the Company or any of its Subsidiaries are required on the part of the Company or any of its Subsidiaries to comply with Applicable Law or to maintain good order and repair, which are beyond normal routine maintenance.

     SECTION 3.21 Insurance. Section 3.21 of the Company Disclosure Schedule sets forth a complete and accurate list of all policies of fire, liability, product liability, workmen's compensation, health and other forms of insurance presently in effect with respect to the Company's and its Subsidiaries' business, true and complete copies of which have been delivered to, or made available for review by, Parent. All such policies are valid, outstanding and enforceable policies and provide insurance coverage for the properties, assets and operations of the Company and each of its Subsidiaries, of the kinds, in the amounts and against the risks customary for similar businesses of a similar size, nature and ownership. Except as set forth on Section 3.21 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has been refused any insurance with respect to any aspect of the operations of its business, nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance. No notice of cancellation or termination has been received with respect to any such policy. The activities and operations of the Company and each of its Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

     SECTION 3.22 Business Relationships with Affiliates. Section 3.22 of the Company Disclosure Schedule sets forth a true, complete and correct list (including the parties) of all agreements, arrangements, contracts, commitments, understandings or other relationships (written or oral) currently in effect, between or among the Company or any of its Subsidiaries, on the one hand, and any of its officers, directors, stockholders or Affiliates (or any Affiliate of any of its officers, directors or stockholders), on the other hand (the "Intercompany Agreements"). The Company heretofore has delivered or made available to Parent true, complete and correct copies (or a detailed summary in the case of an oral agreement) of each such Intercompany Agreement.

     SECTION 3.23 Government Contracts.

          (a) Except as set forth in Section 3.23(a) of the Company Disclosure
Schedule: (i) each of the Company and its Subsidiaries has complied in all material respects with all the terms and conditions of each Government Contract and Government Bid to which it is a party as required; (ii) each of the Company and its Subsidiaries has complied in all material respects with all requirements of any Applicable Law pertaining to such Government Contract or for Government Bid; (iii) all representations and certifications made by the Company or any Subsidiary with respect to such Government Contract or Government Bid were accurate in every material respect as of their effective date and the Company or its applicable Subsidiary, as the case may be, has complied in all material respects with all such representations and certifications; and (iv) no termination or default, cure notice or show cause notice has been issued and remains unresolved.

          (b) Except as set forth in Section 3.23(b) of the Company Disclosure
Schedule: (i) to the Company's or any of its Subsidiaries' knowledge, none of the Company's and its Subsidiaries' employees, consultants and agents is (or during the last five years has been) under administrative, civil or criminal investigation or indictment by any Governmental Entity with respect to the conduct of the business of the Company or its applicable Subsidiary, as the case may be; (ii) there is no pending audit or, to the Company's or any of its Subsidiaries' knowledge, investigation of the Company or any of its Subsidiaries or, to the Company's or any of its Subsidiaries' knowledge, any of their respective officers, employees or representatives nor within the last five years has there been any audit or investigation of the Company or any of its Subsidiaries or, to the Company's or any of its Subsidiaries' knowledge, any of their respective officers, employees or representatives resulting in a material adverse finding with respect to any material alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid; and (iii) during the last five years, the Company and its Subsidiaries have not made any voluntary disclosure in writing to the U.S. Government or any non-U.S. government with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid. Except as set forth in Section 3.23(b) of the Company Disclosure Schedule, the Company and its Subsidiaries have not had any such irregularities, misstatements or omissions arising under or relating to any such Government Contract or Government Bid that has led to any of the consequences set forth in clause (i) or (ii) of the immediately preceding sentence or any other material damage, penalty assessment, recoupment of payment or disallowance of cost.

          (c) Except as set forth in Section 3.23(c) of the Company Disclosure Schedule, there are (i) no outstanding written claims against the Company or any of its Subsidiaries, either by the U.S. Government or any non-U.S. Government or by any prime contractor, subcontractor, vendor or other third party arising under or relating to any Government Bid or Government Contract, and (ii) no written disputes between the Company or any of its Subsidiaries, on the one hand, and the U.S. Government or any non-U.S. Government, on the other hand, under the Contract Disputes Act or any other Federal statute or between the Company or any of its Subsidiaries, on the one hand, and any prime contractor, subcontractor or vendor, on the other hand, arising under or relating to any such Government Contract or Government Bid.

          (d) Except as set forth in Section 3.23(d) of the Company Disclosure Schedule, none of the Company and its Subsidiaries, nor to the Company's or any of its Subsidiaries' knowledge, any of their respective employees, consultants or agents is (or during the last five years has been) suspended or debarred from doing business with the U.S. Government or any non-U.S. government or is (or during such period was) the subject of a finding of non-responsibility or ineligibility for U.S. Government or non-U.S. government contracting. Except as set forth in Section 3.23(d) of the Disclosure Schedule, each of the Company and its Subsidiaries conducted its operations in all material respects in compliance with all requirements of all laws pertaining to all Government Contracts and Government Bids.

          (e) Except as set forth in Section 3.23(e) of the Company Disclosure Schedule, no statement, representation or warranty made by the Company or any of its Subsidiaries in any Government Contract, any Government Bid or any exhibit thereto or in any certificate, statement, list, schedule or other document submitted or furnished to the U.S. Government or any non-U.S. government in connection with any Government Contract or Government Bid contained on the date so furnished or submitted (or on any other date where such statement, representation or warranty is deemed made or brought down as of a subsequent date either under Applicable Law or pursuant to the applicable Government Contract or Government Bid or any exhibit thereto or in any written certificate, statement, list, schedule or other document submitted or furnished to the U.S. Government or any non-U.S. Government in connection with such Government Contract or Government Bid) contained any untrue statement of material fact, or failed to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading, except for any untrue statement or failure to state a material fact that would not result in any material liability to the Company or any of its Subsidiaries as a result of such untrue statement or failure to state a material fact.

          (f) Except as set forth in Section 3.23(f) of the Company Disclosure Schedule, no outstanding Government Bid (or series of related Government Bids) was bid knowing that when accepted it would result in a loss.

          (g) Except as set forth on Section 3.23(g) of the Company Disclosure Schedule, the rates and rate schedules submitted to the U.S. Government with respect to Government Contracts to which the Company or any of its Subsidiaries is a party have been closed for all years prior to 1997.

          (h) The Company and each of its Subsidiaries is in compliance in all material respects with all national security obligations, including, without limitation, those specified in the National Industrial Security Program Operating Manual, DOD 5220.22-M (January 1995).

     SECTION 3.24 Government Furnished Equipment. Section 3.24 of the Company Disclosure Schedule incorporates the most recent schedule delivered to the U.S. Government or any non-U.S. government which identifies by description or by inventory number certain equipment and fixtures loaned, bailed or otherwise furnished to or held by the Company or any of its Subsidiaries by or on behalf of the United States or any foreign country (collectively, the "Government Furnished Equipment"). Such schedule was accurate and complete in all material respects on its date and, if dated on the Closing Date, would contain only those additions and omit only those deletions of equipment and fixtures that have occurred in the ordinary course of business consistent (in amount and kind) with past practice. All Government Furnished Equipment is in such condition that if returned to the applicable Governmental Entity on the date hereof or on the Closing Date such Governmental Entity would not be entitled to make any claim whatsoever or to institute any suit action or proceeding against the Company or any of its Subsidiaries arising out of or relating to the condition in which the Government Furnished Equipment was so returned.

     SECTION 3.25 Inventories. Except as set forth in Section 3.25 of the Company Disclosure Schedule and net of reserves as reflected in the most recent consolidated balance sheet included in the Filed SEC Documents, (a) all inventories of raw materials, work in process, finished products, goods, spare parts and replacement and component parts (collectively, "Inventories") are of such quality and quantity as to be usable in the ordinary course of business, and (b) Inventories that are finished goods are usable and saleable in the ordinary course of business.

     SECTION 3.26 Receivables. The receivables of the Company and its Subsidiaries (including accounts receivable, loans receivable and advances) have arisen only from bona fide transactions in the ordinary course of business consistent (in amount and kind) with past practice. There has not been any material adverse change in the collectibility of such receivables since the date of the most recent consolidated balance sheet included in the Filed SEC Documents. Section 3.26 of the Company Disclosure Schedule sets forth a list of all such receivables which are more than 30 days past due as of June 30, 2002, and of all such receivables classified as doubtful accounts as of June 30, 2002.

     SECTION 3.27 Product Warranties. Section 3.27 of the Company Disclosure Schedule sets forth a description of the standard warranties offered by each of the Company and its Subsidiaries with respect to its products or services (other than warranties under Applicable Law, if any). Section 3.27 of the Company Disclosure Schedule sets forth a list as of the date hereof of all pending or, to the Company's or any of its Subsidiaries' knowledge, threatened product warranty claims against the Company or any of its Subsidiaries.

     SECTION 3.28 Order Backlog. A true, correct and complete list of (a) all firm product and service purchase orders and contracts for the sale of goods or the delivery of services by the Company or any Subsidiary to Persons other than Governmental Entities, and (b) all firm funded product and service purchase orders and contracts for the sale of goods or the delivery of services by the Company or any Subsidiary to Governmental Entities (collectively, the "Backlog") pending as of the latest practical date prior to the date of this Agreement is set forth in Section 3.28 of the Company Disclosure Schedule.

     SECTION 3.29 No Retention Agreements, etc. Except as set forth in Section
3.29 of the Company Disclosure Schedule, there are no retention agreements, severance agreements, change of control Contracts and similar arrangements to which the Company or any of its Subsidiaries, on the one hand, and any employee, consultant or other Person, on the other hand, are a party.

     SECTION 3.30 Power of Attorney/Bank Accounts. Section 3.30 of the Company Disclosure Schedule sets forth the names and locations of (a) each Person holding a power of attorney on behalf of the Company or any of its Subsidiaries, and (b) all banks, trust companies, brokerage firms or other financial institutions at which the Company or any of its Subsidiaries maintains an account or safe-deposit box and the name of each Person authorized to draw thereon or make withdrawals therefrom.

     SECTION 3.31 Disclosure. Neither the Company nor any of its Subsidiaries has knowingly failed to disclose to Parent any fact that could reasonably be expected to have Company Material Adverse Effect. No representation or warranty of the Company contained in this Agreement (including the Company Disclosure Schedule) contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading in any material respect.

     SECTION 3.32 State Takeover Statutes. The approval of the Merger and the Stockholders Agreement and the transactions contemplated thereby by the Board of Directors of the Company referred to in Section 3.04 constitutes approval of the Merger and the Stockholders Agreement and the transactions contemplated thereby for purposes of Sections 78.411 to 78.444, inclusive, of the NRS and represents the only action necessary to ensure that Sections 78.411 to 78.444, inclusive, of the NRS do not and will not apply to the execution and delivery of this Agreement or the Stockholders Agreement or the consummation of the Merger or the other transactions contemplated hereby or thereby. No other state takeover or similar statute or regulation (including Sections 78.378 to 78.3793, inclusive, of the NRS) of any jurisdiction (including Nevada, Louisiana, Texas and Oklahoma) is applicable to this Agreement, the Merger, the Stockholders Agreement or the other transactions contemplated hereby or thereby.

     SECTION 3.33 Voting Requirements. The affirmative vote at the Stockholders Meeting or any adjournment or postponement thereof of the holders of a majority of the outstanding shares of Company Common Stock in favor of adopting this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve or adopt this Agreement, the Merger or the consummation of the other transactions contemplated hereby. For purposes of the Stockholder Approval, each outstanding share of Company Common Stock is entitled to one vote.

     SECTION 3.34 Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than New York Capital Corp., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the Stockholders Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The fees and expenses of any accountant, broker, financial advisor, consultant, legal counsel or other person retained by the Company in connection with this Agreement or the transactions contemplated hereby incurred or to be incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement will not exceed the fees and expenses set forth and identified by category of advisor in Section
3.34 of the Company Disclosure Schedule.

     SECTION 3.35 Opinion of Financial Advisor. The Company has received the written opinion of New York Capital Corp., in customary form and based on customary assumptions, to the effect that the Merger Consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders from a financial point of view as of the date hereof, a copy of which opinion has been delivered to Parent. The Company has delivered to Parent a true, correct and complete copy of such opinion, which opinion shall be included in the Proxy Statement.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub represent and warrant to the Company as follows:

     SECTION 4.01 Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now being conducted.

     SECTION 4.02 Authority; Noncontravention.

          (a) Parent and Sub have the requisite corporate power and authority to execute and deliver this Agreement and the Stockholders Agreement, to consummate the transactions contemplated by this Agreement and the Stockholders Agreement and to comply with the provisions of this Agreement and the Stockholders Agreement. The execution and delivery of this Agreement and the Stockholders Agreement by Parent and Sub, the consummation by Parent and Sub of the transactions contemplated by this Agreement and the Stockholders Agreement and the compliance by Parent and Sub with the provisions of this Agreement and the Stockholders Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or the Stockholders Agreement or to consummate the transactions contemplated by this Agreement or the Stockholders Agreement. Each of this Agreement and the Stockholders Agreement has been duly executed and delivered by Parent and Sub, as applicable, and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws.

          (b) The execution and delivery of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated by this Agreement and the Stockholders Agreement and compliance by Parent and Sub with the provisions of this Agreement and the Stockholders Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent or Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the articles of incorporation or bylaws (or similar organizational documents) of Parent or Sub, (ii) any Contract to which Parent or Sub is party or any of their respective properties or assets is subject, or
(iii) subject to the governmental filings and other matters referred to in the following sentence, any Applicable Law applicable to Parent or Sub or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or the Stockholders Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement or the Stockholders Agreement.

          (c) No Consent is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or the Stockholders Agreement by Parent and Sub, the consummation by Parent and Sub of the transactions contemplated by this Agreement or the Stockholders Agreement or the compliance by Parent or Sub with the provisions of this Agreement or the stockholders Agreement, except for (i) any filings required under any applicable competition, merger control, antitrust or similar law, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, and (iii) such other Consents, the failure of which other Consents to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement.

     SECTION 4.03 Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


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

                                    ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 5.01 Conduct of Business.

          (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except with the prior written consent of Parent or as expressly and specifically contemplated by this Agreement or as expressly and specifically set forth in Section 5.01(a) of the Company Disclosure Schedule, the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and to comply with all Applicable Laws in all material respects and, to the extent consistent therewith, use their reasonable best efforts to keep available the services of their present officers and employees and to preserve their assets and technology and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except with the prior written consent of Parent or as expressly and specifically contemplated by this Agreement or as expressly and specifically set forth in
Section 5.01(a) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to:

               (i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, except for dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) split, reverse split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of the Company or its Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities (including any Stock Option, Warrant or Convertible Note);

               (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire, any such shares, voting securities or convertible, exercisable or exchangeable securities (other than the issuance of shares of Company Common Stock upon the exercise of Stock Options, Warrants or the conversion of Convertible Notes outstanding on the date of this Agreement and in accordance with their present terms);

               (iii) amend or propose to amend its articles of incorporation or bylaws (or similar organizational documents);

               (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or division thereof, or (B) any assets other than acquisitions in the ordinary course of business consistent (in amount and kind) with past practice of inventory, components, raw materials or other immaterial assets;


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

               (v) sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including any shares of capital stock, voting securities or other rights, instruments or securities), except sales of inventory or used equipment, in each case in the ordinary course of business consistent (in amount and kind) with past practice;

               (vi) (A) except for the incurrence of Indebtedness under and pursuant to the Credit Facility, repurchase, prepay, incur or assume any Indebtedness or guarantee any Indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing (it being understood and agreed that the exception contained in this clause (A) shall not be in limitation of Section 5.03), or (B) make any loans, advances or capital contributions to, or investments in, any other Person, other than the Company or any direct or indirect wholly owned Subsidiary of the Company;

               (vii) make any new capital expenditure or expenditures, or incur any obligations or liabilities in connection therewith, which is in excess of $25,000 individually or $45,000 during any monthly period;

               (viii) (A) pay, discharge, settle or satisfy any claims (including claims of stockholders), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent (in amount and kind) with past practice or as required by their terms as in effect on the date of this Agreement, of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Filed SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent (in amount and kind) with past practice, (B) waive, release, grant or transfer any right of material value, or (C) waive any benefits of, or agree to modify in any adverse respect, or fail to enforce, any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party;

               (ix) (A) enter into any Contract or make a bid or proposal which was or is expected to result in a loss; (B) enter into any Contract (or group of related Contracts with the same Person or such Person's Affiliates) involving payments to be made or received by or to the Company or any of its Subsidiaries in excess of $500,000 per annum; (C) modify, amend or terminate any Contract (including the Credit Facility); or (D) waive, release or assign any material rights or claims under any Contract;

               (x) change its fiscal year, revalue any of its material assets or, except as required by GAAP, make any changes in accounting or auditing methods, principles or practices; or

               (xi) except as required to comply with Applicable Law or any Contract, Benefit Plan or Benefit Agreement existing on the date of this Agreement, (A) increase in any


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

manner the compensation or fringe benefits of, or pay any bonus to, any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries, (B) pay to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries any benefit other than the payment of cash compensation in the ordinary course of business consistent (in amount and kind) with past practice, (C) grant any awards under any Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Contract, Benefit Plan or Benefit Agreement or awards made thereunder), (D) take any action to fund or in any other way secure the payment of compensation or benefits under any Contract, Benefit Plan or Benefit Agreement, or (E) take any action to accelerate the vesting or payment of any compensation or benefit under any Contract, Benefit Plan or Benefit Agreement;

               (xii) form any Subsidiary of the Company;

               (xiii) enter into any Contract if consummation of the transactions contemplated hereby or compliance by the Company with the provisions of this Agreement will violate or conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or Parent or any of their respective Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of such Contract;

               (xiv) take any action (or omit to take any action) if such action (or omission) would or could reasonably be expected to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue, (B) any such representation and warranty that is not so qualified becoming untrue in any material respect, or
(C) any condition to the Merger set forth in Article VII not being satisfied;

               (xv) adopt or enter into any employment agreement or any collective bargaining agreement or other labor union contract applicable to the employees of the Company or any Subsidiary thereof or terminate, either expressly or constructively, the employment of any employee of the Company or any Subsidiary thereof that has an employment, severance or similar agreement or arrangement with the Company or any of its Subsidiaries;

               (xvi) maintain insurance at less than current levels or otherwise in a manner inconsistent (in amount and kind) with past practice;

               (xvii) commence any suit, claim, action or proceeding (other than a suit, claim, action or proceeding in connection with the collection of accounts receivable, to enforce the terms of this Agreement or as a result of a suit, action or proceeding commenced against the Company or any of its Subsidiaries); or

               (xviii) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

          (b) Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, (i) the Company and each of its Subsidiaries shall timely file all Federal,


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

state and local, domestic and foreign, income and franchise tax returns and reports and all other material tax returns and reports ("Post-Signing Returns") required to be filed by each such entity (after taking into account any extensions) and all Post-Signing Returns shall be complete and correct; (ii) the Company and each of its Subsidiaries will timely pay all taxes due and payable in respect of such Post-Signing Returns that are so filed; (iii) the Company will accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by the Company or any of its Subsidiaries for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company and each of its Subsidiaries promptly will notify Parent of any suit, claim, action, investigation, proceeding or audit pending against or with respect to the Company or any of its Subsidiaries in respect of any tax and will not settle or compromise any such suit, claim, action, investigation, proceeding or audit; and (v) none of the Company and its Subsidiaries will make or change any material tax election without Parent's consent.

          (c) Advice of Changes; Filings. The Company and each of its Subsidiaries shall (i) confer on a regular and frequent basis with Parent to report on operational matters and other matters requested by Parent, and (ii) promptly advise Parent orally and in writing of any change or event that could reasonably be expected to have a Company Material Adverse Effect. Upon obtaining knowledge thereof, the Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 7.02(a) would not be satisfied. The Company and Parent shall each promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the Stockholders Agreement and the transactions contemplated hereby and thereby.

          (d) Litigation. The Company shall provide to Parent immediate written notice and copies of all pleadings and correspondence in connection with any suit, claim, action, investigation or proceeding before or by a Governmental Entity against the Company, any of its Subsidiaries or any of their respective directors or officers relating to the transactions contemplated by this Agreement.

          (e) Other Actions. Subject to Section 5.02(a), neither the Company nor its Board of Directors shall take any action that would, or that could reasonably be expected to, prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement, the Stockholders Agreement or have the effective result, directly or indirectly, of depriving Parent of any material right or benefit to which it is entitled hereunder or under the Stockholders Agreement.

     SECTION 5.02 No Solicitation.

          (a) The Company shall not, nor shall it permit any of its Subsidiaries to, or authorize or permit any director, officer or employee of the Company or any of its Subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any Takeover Proposal or any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal, or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with,


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

any Takeover Proposal; provided, however, that at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company may, in response to a bona fide written Takeover Proposal that such Board of Directors reasonably determines in good faith by resolution duly adopted constitutes a Superior Proposal, and which Takeover Proposal was unsolicited and did not otherwise result from a breach of this Agreement (including this Section 5.02), and subject to compliance with Sections 5.02(b) and 5.02(c), (A) furnish information with respect to the Company and its Subsidiaries to the person making such Takeover Proposal (and its representatives) pursuant to a confidentiality agreement having terms that are at least as favorable to the Company as the terms contained in the Confidentiality Agreement, provided that all such information is provided on a prior basis to Parent, and (B) participate in discussions or negotiations with the person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal, but in each case only to the extent the Board of Directors of the Company determines in good faith, after consultation with outside counsel, by resolution duly adopted, that the failure to take such action would constitute a breach of the fiduciary duties of the Board of Directors of the Company under Applicable Law. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.02(a) by any director, officer or employee of the Company or any of its Subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.02(a) by the Company.

          The term "Takeover Proposal" means any inquiry, proposal or offer from any person (other than by Parent or Sub) relating to any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (1) assets or businesses that constitute or represent 15% or more of the total revenue, operating income, EBITDA or assets of the Company and its Subsidiaries, taken as a whole, or (2) 15% or more of the outstanding shares of Company Common Stock, or 15% or more of the outstanding shares of capital stock of, or other equity or voting interests in, any of the Company's Subsidiaries directly or indirectly holding, individually or taken together, the assets or businesses referred to in clause (1) above, in each case other than the transactions contemplated by this Agreement and the Stockholders Agreement.

          The term "Superior Proposal" means any bona fide binding written offer not solicited, initiated, facilitated or encouraged by or on behalf of the Company or any of its Subsidiaries made by a third party that if consummated would result in such third party (or in the case of a direct merger between such third party and the Company, the stockholders of such third party) acquiring, directly or indirectly, more than 50% of the voting power of the Company Common Stock or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, for consideration consisting of cash and/or securities that the Board of Directors of the Company determines in its good faith judgment by resolution duly adopted (after consultation with a financial advisor of nationally recognized reputation) (x) to have a higher value than the consideration to be received by the Company's stockholders in connection with the Merger, taking into account, among other things, any changes to the terms of this Agreement proposed by Parent in response to such Superior Proposal or otherwise, and (y) is reasonably capable of being consummated.


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

          (b) Neither the Board of Directors of the Company nor any committee thereof shall: (i) withdraw (or modify in a manner adverse to Parent or Sub) or propose publicly to withdraw (or modify in a manner adverse to Parent or Sub) the recommendation or declaration of advisability by such Board of Directors or any such committee of this Agreement or the Merger, or resolve or agree to take any such action (any such action or any such resolution or agreement to take such action being referred to herein as an "Adverse Recommendation Change"), unless the Board of Directors of the Company (A) receives a Takeover Proposal that such Board of Directors reasonably determines in good faith by resolution duly adopted constitutes a Superior Proposal, and which Takeover Proposal was unsolicited and did not otherwise result from a breach of this Agreement (including this Section 5.02), (B) reasonably determines in good faith, after consultation with outside counsel, by resolution duly adopted, that the failure to make an Adverse Recommendation Change in connection with such Superior Proposal would constitute a breach of its fiduciary duties under Applicable Law, and (C) gives Parent five business days' prior written notice of its intention to take any such action (it being understood and agreed that no such permitted Adverse Recommendation Change shall change the approval of the Board of Directors of the Company for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated by this Agreement and the Stockholder Agreement (including the Merger), or change the obligation of the Company to present the Merger for approval at a duly called Stockholders Meeting on the earliest practicable date determined in consultation with Parent); (ii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Takeover Proposal, or resolve or agree to take any such action; or (iii) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, an "Acquisition Agreement") constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 5.02(a)) or resolve or agree to take any such action.

          (c) In addition to the obligations of the Company set forth in Sections 5.02(a) and 5.02(b), the Company promptly shall (but in any event within one calendar day) advise Parent in writing (i) of any direct or indirect request for information that the Company reasonably believes could lead to or contemplates a Takeover Proposal or of any Takeover Proposal, or any inquiry the Company reasonably believes could lead to any Takeover Proposal, the specific terms and conditions of such request, Takeover Proposal or inquiry (including any subsequent material amendment or modification to such terms and conditions) and the identity of the person making any such request, Takeover Proposal or inquiry, and (ii) if the Board of Directors of the Company shall make any determination as to any Takeover Proposal as contemplated by the proviso to the first sentence of Section 5.02(a). The Company shall keep Parent informed on a current basis of the status and specific details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

          (d) Nothing contained in this Section 5.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, or (ii) making any disclosure to the Company's stockholders if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, by resolution duly adopted, that the failure so to disclose would be inconsistent with Applicable Law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, agree or resolve to take any action prohibited by Section 5.02(b).

          (e) If prior to the Stockholder Approval, the Board of Directors of the Company receives a Takeover Proposal that such Board of Directors reasonably determines in good faith by resolution duly adopted constitutes a Superior Proposal and that was not solicited, initiated, facilitated or encouraged after the date of this Agreement in violation of this Agreement, then the Board of Directors of the Company may (subject to this and the following sentences of this Section 5.02(e)) terminate this Agreement pursuant to Section 8.01(f) and enter into a definitive acquisition agreement with respect to such Takeover Proposal; provided, however, that, prior to any such termination, (i) the Company has provided Parent written notice that it intends to terminate this Agreement pursuant to Section 8.01(f), identifying the Takeover Proposal then so determined to be a Superior Proposal and the parties thereto and all of the material terms thereof, (ii) the Company has delivered a copy of the definitive acquisition agreement for such Takeover Proposal in the form to be entered into, and (iii) at least five days after the Company has provided the notice referred to in clause (i) above and at least 48 hours after the Company has made the delivery required in clause (ii) above (provided such Board of Directors reasonably determines in good faith by resolution duly adopted that such Takeover Proposal continues to be a Superior Proposal), the Company delivers to Parent (A) a written notice of termination of this Agreement pursuant to Section 8.01(f), and (B) the Termination Fee (as provided in Section 8.03(b)). For purposes of this Section 5.02(e), the term "Takeover Proposal" shall have the meaning set forth in Section 8.03(b)(i)(B).

     SECTION 5.03 Indebtedness. The Company will take all actions necessary to ensure that the condition precedent set forth in Section 7.02 (f) will be satisfied. In addition, during the period commencing on the Balance Sheet Date and ending on the Closing Date, the Company shall not (and the Company shall cause all of its Subsidiaries to not) incur any Indebtedness (other than for interest accruing during such period under and pursuant to the terms of those instruments governing the Indebtedness of the Company or any of its Subsidiaries existing on the Balance Sheet Date).

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     SECTION 6.01 Preparation of the Proxy Statement; Stockholders Meeting.

          (a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement and the Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as reasonably practicable following the date of this Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment thereof or supplement thereto) or responding to any comments of


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

the SEC with respect thereto, the Company shall (i) provide Parent an opportunity to review, comment on and approve such document or response, (ii) include in such document or response all comments reasonably proposed by Parent and (iii) not file or mail such document or respond to the SEC prior to receiving Parent's approval.

          (b) The Company shall, as promptly as reasonably practicable following the date of this Agreement, establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Stockholder Approval, regardless of whether the Board of Directors of the Company determines at any time that this Agreement is no longer advisable and recommends that the stockholders of the Company reject it or any other Adverse Recommendation Change has occurred. The Company shall cause the Stockholders Meeting to be held as promptly as reasonably practicable after the date of this Agreement, but in any event shall be on the 9th business day of a month. Subject to Section 5.02(b)(i), the Company shall, through its Board of Directors, recommend to its stockholders that they adopt this Agreement, and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 6.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal.

     SECTION 6.02 Access to Information; Confidentiality. The Company shall, and shall cause each of its Subsidiaries to, afford to Parent, and to Parent's officers, employees, investment bankers, attorneys, accountants and other advisors and representatives, full access during normal business hours during the period prior to the Effective Time or the termination of this Agreement pursuant to Article VIII to all their respective properties, books, contracts, commitments, directors, officers, employees, attorneys, accountants, auditors (and, to the extent within the Company's control, former auditors), other advisors and representatives and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, make available to Parent (a) a copy of each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of Applicable Law, and (b) all other information concerning its business, properties and personnel as Parent may reasonably request (including the work papers of independent public accountants). Except as required by Applicable Law, Parent will hold, and will direct its officers, employees, investment bankers, attorneys, accountants and other advisors and representatives to hold, any and all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement, dated October 6, 2000, between Parent and Quarterdeck Investment Partners, Inc. (as it may be amended from time to time, the "Confidentiality Agreement").

     SECTION 6.03 Reasonable Best Efforts; Notification.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Stockholders Agreement, including using its reasonable best efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions precedent set forth in Article VII to be satisfied; (ii) the


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

obtaining of all necessary actions, nonactions and Consents from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any); (iii) the taking of all steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity; (iv) the obtaining of all Consents from third parties; and (v) the defending of any suit, claim, action, investigation or proceeding, whether judicial or administrative, challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, including the Merger. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Stockholders Agreement, the Merger or any of the other transactions contemplated hereby or thereby, use their reasonable best efforts to ensure that the Merger and the other transactions contemplated hereby or thereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Stockholders Agreement, the Merger and the other transactions contemplated hereby or thereby. The Company and Parent will provide such assistance, information and cooperation to each other as is reasonably required to obtain any actions, nonactions and Consents referred to above and, in connection therewith, will notify the other party promptly following the receipt of any comments from any Governmental Entity and of any request by any Governmental Entity for amendments, supplements or additional information in respect of any registration, declaration or filing with such Governmental Entity and will supply the other party with copies of all correspondence between such person or any of its representatives, on the one hand, and any Governmental Entity, on the other hand.

          (b) Notwithstanding Section 6.03(a) or any other provision of this Agreement to the contrary, in no event shall any party hereto be obligated to:
(i) agree to, or proffer to, divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets (whether tangible or intangible) or any portion of any business of Parent, the Company or any of their respective Subsidiaries; or (ii) litigate any suit, claim, action, investigation or proceeding, whether judicial or administrative, (A) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective Affiliates of a material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as a result of the Merger, or (B) seeking to prohibit Parent or any of its Affiliates from effectively controlling a material portion of the business or operations of the Company or its Subsidiaries.

          (c) Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate in the defense of any litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement.

     SECTION 6.04 Indemnification.

          (a) Parent agrees that all rights to indemnification now existing for actions occurring prior to the Effective Time in favor of any individual who at or prior to the Effective Time was a director, officer, employee or agent of the Company or any of its Subsidiaries (the


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

"Indemnified Parties") as provided in their respective articles of incorporation or bylaws (or similar organizational documents), shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time unless otherwise required by law; provided, however, that if any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

          (b) Parent agrees that the Company and, from and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than three years (except as provided in the last proviso of this Section 6.04(b)) from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided, however that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not significantly less advantageous to the beneficiaries of the current policies and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; provided further, however that the Surviving Corporation shall not be required to pay an annual premium in excess of 150% of the last annual premium paid by the Company prior to the date hereof (which the Company represents to be $42,000 for the 12-month period ending March 31, 2003) and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.04(b) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

     SECTION 6.05 Employee Matters.

          (a) For a period of at least 12 months following the Effective Date, Parent shall provide (or shall cause the Surviving Corporation or its Subsidiaries to provide) each employee who is employed by the Company or any of its Subsidiaries as of the Closing Date (a "Continuing Employee") with compensation and employee benefits (other than stock or other equity or equity-linked based plans) which are substantially comparable in the aggregate to those provided by the Company or such Subsidiary as of the date hereof. The Company acknowledges that following the Effective Date all employee benefits will be provided to employees of the Surviving Corporation under plans sponsored by Parent or an Affiliate of Parent. Parent will use its reasonable best efforts
(i) to waive or have the Surviving Corporation waive any waiting period or limitations regarding pre-existing conditions with respect to Continuing Employees and their beneficiaries under any group health or other benefit plan maintained by Parent for the benefit of any Continuing Employees after the Effective Date, (ii) to credit any covered expenses incurred by any employee under the Company's group health plan prior to the Effective Date towards any deductibles, limits or out-of-pocket maximums under any group health plan maintained by Parent for the benefit of any Continuing Employees after the Effective Date, (iii) to credit the service of each Continuing Employee with the Company or any of its Subsidiaries prior to the Effective Date for the purposes of determining such Continuing Employee's years of service under plans maintained by Parent for the benefit of any Continuing Employee after the Effective Date, (iv) provide severance benefits to Continuing Employees terminated without cause within 12 months of the Effective Date that are substantially comparable to the severance that would have been provided by the Company under the Company's severance plans in effect on the date hereof, and
(v) provide continuation health care coverage to all Continuing Employees and their qualified beneficiaries who incur a qualifying event on and after the


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

Effective Date in accordance with the continuation health care coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. In addition, Parent shall assume responsibility for the cafeteria plan which is maintained under Section 125 of the Code for the benefit of the Continuing Employees of the Company, and the Company shall provide to Parent prior to the Effective Date a list of those Continuing Employees participating in the cafeteria plan, together with a list of their elections made prior to the Effective Date, and any balances in their respective accounts as of the Effective Date.

          (b) The Company will cause the Company's Retirement Savings 401(K) Plan (the "Existing 401(K) Plan") to be amended to provide that the transactions contemplated by this Agreement shall be a distributable event under the Existing 401(K) Plan. Parent will amend its 401(K) Plan to accept rollover contributions and direct rollovers from the Continuing Employees, including any outstanding loans held under the Existing 401(K) Plan.

     SECTION 6.06 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Stockholders Agreement, the Merger and the other transactions contemplated hereby and thereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Stockholders Agreement shall be in the form heretofore agreed to by the parties.

     SECTION 6.07 Additional Reports. The Company timely shall file all SEC Documents and Other Filings required to be filed by it with the SEC or other Governmental Entities on or after the date of this Agreement, and promptly shall furnish to Parent copies of such SEC Documents and Other Filings which it so files.

     SECTION 6.08 Pre-Closing Date Balance Sheet. The Company shall prepare and deliver to Parent on or prior to the sixth business day of the month during which the Closing will occur an unaudited consolidated balance sheet of the Company and its Subsidiaries (the "Pre-Closing Date Balance Sheet") at and as of the last day of the most recently completed calendar month ending immediately preceding the Closing Date (the "Balance Sheet Date"), to be prepared as set forth in this Section 6.08 using actual data through the Balance Sheet Date. The Company shall provide to Parent any information and back-up materials reasonably requested by Parent with respect thereto. The Pre-Closing Date Balance Sheet shall be prepared applying GAAP on a basis consistent with the audited consolidated balance sheet of the Company and its Subsidiaries at and as of March 31, 2002 included in the SEC Documents (the "March 31, 2002 Balance Sheet") through full application of the accounting methods, treatments, policies and procedures used by the Company in preparing the March 31, 2002 Balance Sheet, shall fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and shall contain changes in contract estimates at completion ("EACs") and estimates to complete ("ETCs") determined on a basis consistent with the method


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

used for the determination of such amounts in the March 31, 2002 Balance Sheet, except as modified or set forth in subparagraphs (i) through (vii) below in this
Section 6.08:

               (i) Adjustment of Reserves and Valuation Accounts. The amount of any reserve or valuation accounts shall be determined by applying methods, practices, assumptions, policies, factors and underlying data consistent with those used in determining the reserves or valuation accounts included in the March 31, 2002 Balance Sheet, and there shall be no increases or decreases made to any reserves or valuation accounts in the Pre-Closing Date Balance Sheet (including contract reserves, purchase accounting reserves, deferred tax asset valuation accounts, allowances for bad debts, inventory reserves of any kind, warranty reserves, income tax reserves and other reserves), except to the extent that such changes are required by documented and substantiated changes in facts and events occurring after March 31, 2002 and on or before the Balance Sheet Date and are not solely the result of changes in management estimates. It is further understood that there shall be no increase in the Balance Sheet Date Net Worth as a result of any reversal, reduction or other usage of reserves included in the March 31, 2002 Balance Sheet unless such reversal, reduction or usage was caused by facts or events that occurred after March 31, 2002, and on or before the Balance Sheet Date; provided, however, that if such facts causing such reversal or reduction existed and applied to, and were known or should have been known as of March 31, 2002, the reversals or reductions also shall be made to the March 31, 2002 Balance Sheet for purposes of increasing the Target Net Worth.

               (ii) Contract Estimates at Completion. There shall be no changes to the contract EACs from those contract EACs used in the preparation of the March 31, 2002 Balance Sheet, except to the extent that such changes are required by documented and substantiated changes in facts and events occurring after March 31, 2002 and on or before the Balance Sheet Date and are not solely the result of changes in management estimates. Notwithstanding subparagraph (vi) below in this Section 6.08, it is further understood that if the contract EACs used in preparation of the March 31, 2002 Balance Sheet are discovered to have been incorrect because of estimating errors, of any kind, including because certain costs were omitted from or included in those contract EACs, for whatever reason(s), including misallocation of direct or indirect costs to such contract EACs, such errors (including costs that were omitted from or included in the contract EACs) in the preparation of the March 31, 2002 Balance Sheet shall be corrected in the contract EACs used in the preparation of the Pre-Closing Date Balance Sheet.

               (iii) Loss Contracts. There shall be no changes made to the provisions for loss contracts from those used in the preparation of the March 31, 2002 Balance Sheet, except to the extent that such changes are required by documented and substantiated changes in facts and events occurring after March 31, 2002 and on or before the Balance Sheet Date and are not solely the result of changes in management estimates. It is further understood that loss contract reserves for contract bids and proposals and unexercised contract options of the Company that were in a loss position and outstanding at March 31, 2002 and which are awarded or exercised during the period between March 31, 2002 through and including the Balance Sheet Date shall be accrued and included in the Pre-Closing Date Balance Sheet.

               (iv) Adjustment of Liability and Accrual Accounts. The amount of all liability and accrual accounts, shall be determined by applying methods, practices, assumptions,


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

policies, factors and underlying data consistent with those used in determining such accounts included in the March 31, 2002 Balance Sheet, and there shall be no changes made to any accounts, except to the extent that such changes are required by documented and substantiated changes in facts and events occurring after March 31, 2002 and on or before the Balance Sheet Date and are not solely the result of changes in management estimates. It is further understood that there shall be no increase in the Balance Sheet Date Net Worth as a result of reversals or reductions of liability and accrual accounts, unless such reversal or reduction was caused by facts or events that occur after March 31, 2002 and on or before the Balance Sheet Date; provided, however, that if such facts causing such reversal or reduction existed and applied to, and were known or should have been known as of March 31, 2002, the reversals or reductions also shall be made to the March 31, 2002 Balance Sheet for purposes of increasing the Target Net Worth.

               (v) Consistent Application of Accounting Policies, Methods and Practices. The accounting policies, methods and practices and their related applications used by the Company to prepare the Pre-Closing Date Balance Sheet shall be consistent with those underlying the March 31, 2002 Balance Sheet. Use of different or alternative accounting policies and methods that are otherwise in accordance with GAAP is not permitted because such use violates this consistency requirement. Specifically, the Company shall be precluded from waiving or allowing "inconsistency" adjustments recorded by the Company during the preparation of the Pre-Closing Date Balance Sheet on the basis of "materiality" as the term is used and understood by the Company and Ernst & Young LLP.

               (vi) Accounting for Certain Assumed Liabilities. The Pre-Closing Date Balance Sheet shall include liabilities required by GAAP for all assumed obligations of the Company that accrue from March 31, 2002 to the Balance Sheet Date including those that accrue because of the passage of time or the achievement or reasonably expected achievement of a performance measurement, even if such liabilities were not included in the March 31, 2002 Balance Sheet. Examples of these types of liabilities include, but are not limited to warranties, customer and vendor claims against the Company, litigation, taxes, management incentive bonuses, profit sharing plans, employer matching contributions for sponsored savings plans, and compensated absences (vacation time, sick pay, etc.). Such liabilities shall be accrued on a pro rata basis as of the Balance Sheet Date even if the Company's accounting policies, including those accounting policies underlying the March 31, 2002 Balance Sheet, only required that such liabilities be accrued at the end of the Company's fiscal year.

               (vii) Goodwill and Other Intangible Assets. Notwithstanding GAAP or the Company's accounting policies, there shall be no increases or decreases to goodwill and other intangible assets from those used in preparation of the March 31, 2002 Balance Sheet and included in the Target Net Worth.

          The Company shall provide Parent such access to the books and records of the Company and its Subsidiaries and appropriate employees of the Company as may reasonably be required for the review of the Pre-Closing Date Balance Sheet.


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

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

     SECTION 7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. The Stockholder Approval shall have been obtained.

          (b) Antitrust. Any waiting period (and any extension thereof) applicable to the Merger under any applicable competition, merger control, antitrust or similar law shall have been terminated or shall have expired.

          (c) No Injunctions or Legal Restraints. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Legal Restraints") which has the effect of preventing the consummation of the Merger shall be in effect.

     SECTION 7.02 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of the Company contained herein that is qualified as to materiality shall be true and correct, and each of the representations and warranties of the Company contained herein that is not so qualified shall be true and correct in all material respects (except that the representations and warranties of the Company set forth in Section 3.02 shall be true and correct in all respects), in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c) No Litigation. There shall not be pending any suit, action or proceeding brought by any Governmental Entity or any other third party (or any such suit, action or proceeding threatened by any Governmental Entity): (i) challenging or seeking to restrain or prohibit the consummation of the Merger;
(ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective Affiliates of a material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole,

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

or Parent and its Subsidiaries, taken as a whole, as a result of the Merger;
(iii) seeking to impose limitations on the ability of Parent or any of its Affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock on all matters properly presented to the stockholders of the Company; or
(iv) seeking to prohibit Parent or any of its Affiliates from effectively controlling a material portion of the business or operations of the Company or its Subsidiaries.

          (d) Legal Restraint. No Legal Restraint that could reasonably be expected to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iv) of Section 7.02(c) shall be in effect.

          (e) Consents. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that Parent or the Company shall have obtained all Consents of all Governmental Entities or third parties required in connection with this Agreement and the transactions contemplated by this Agreement.

          (f) Indebtedness. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that on the Balance Sheet Date: (a) the aggregate Indebtedness of the Company and its Subsidiaries, on a consolidated basis, shall be not more than $4,593,000; or (b) the Balance Sheet Date Net Worth shall be equal or greater to the sum of (i) the Adjusted Target Net Worth as of the Balance Sheet Date plus (ii) the amount by which the aggregate Indebtedness of the Company and its Subsidiaries as of the Balance Sheet Date exceeds $4,593,000. In addition, during the period commencing on the Balance Sheet Date and ending on the Closing Date, neither the Company nor any of its Subsidiaries shall have incurred any Indebtedness (other than for interest accruing during such period under and pursuant to the terms of those instruments governing the Indebtedness of the Company or any of its Subsidiaries existing on the Balance Sheet Date).

               For purposes of this Agreement:

               (i) "Adjusted Target Net Worth", as of any date, shall mean the Target Net Worth as of such date minus $302,593. On the date of this Agreement, the Adjusted Target Net Worth is equal to $11,705,000.

               (ii) "Balance Sheet Date Net Worth" means, with respect to the Company and its Subsidiaries, on a consolidated basis, (x) the excess of the consolidated assets set forth on the Pre-Closing Date Balance Sheet over the consolidated liabilities (excluding for purposes of this calculation (A) the Indebtedness of the Company and its Subsidiaries, and (B) the aggregate outstanding principal amount in respect of the Convertible Notes) set forth on the Pre-Closing Date Balance Sheet, reduced by (y) the aggregate amount of cash received by the Company in respect of Stock Options and Warrants exercised at any time after March 31, 2002, if any.

               (iii) "Indebtedness" shall mean, with respect to any Person, (A) any indebtedness for borrowed money of such Person (including any interest accruing on such indebtedness), (B) any capital lease obligations or any other similar capital obligations of such Person, (C) any synthetic lease obligations or any other similar lease obligations of such Person,


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

(D) any obligations of such Person under any derivative agreements or any other similar agreements (including interest-rate, exchange-rate, commodity and equity-linked agreements), (E) any obligations of such Person in respect of off-balance-sheet agreements or transactions that are in the nature of, or in substitution of, financings, and (F) any indebtedness or other obligations of any other Person of the type specified in any of the foregoing clauses, the payment or collection of which such Person has guaranteed or in respect of which such Person is liable, contingently or otherwise, including liable by way of agreement to purchase products or securities, to provide funds for payment, to maintain working capital or other balance sheet conditions or otherwise to assure a creditor against loss; provided, however, that, with respect to the Company and its Subsidiaries, the term "Indebtedness" shall not include the aggregate outstanding principal amount in respect of the Convertible Notes (it being understood and agreed, however, that the term "Indebtedness" shall include any accrued and unpaid interest on the Convertible Notes).

               (iv) "Target Net Worth" shall mean $12,007,593 (i.e., the excess of the consolidated assets set forth on the March 31, 2002 Balance Sheet over the consolidated liabilities (excluding for purposes of this calculation the Indebtedness of the Company and its Subsidiaries) set forth on the March 31, 2002 Balance Sheet), as such $12,007,593 amount may be increased from time to time pursuant to, and in accordance with, the procedures set forth in Section 6.08.

          (g) No Material Adverse Effect. Since the date of the latest audited balance sheet included in the Filed SEC Documents, there shall not have occurred any Company Material Adverse Effect.

          (h) Dissenters' Rights. The aggregate number of shares of Company Common Stock which are entitled to vote at the Stockholders Meeting and are held of record by a Person or Persons who exercise their appraisal right under the NRS to dissent from the proposed Merger, shall not exceed five percent (5%) of the total number of issued and outstanding shares of Company Common Stock held of record as of the record date for the Stockholders Meeting and entitled to vote on the proposed Merger at such meeting.

          (i) Convertible Securities. All the actions contemplated by Section
2.03 shall have been fully effected.

          (j) Intercompany Agreements. All Intercompany Agreements shall have been terminated and of no force and effect pursuant to termination agreements satisfactory to Parent other than (A) those Intercompany Agreements between the Company or any wholly owned Subsidiary of the Company, on the one hand, and any wholly owned Subsidiary of the Company, on the other hand, and (B) those Intercompany Agreements listed in Section 7.02(j) of the Company Disclosure Schedule.

          (k) FIRPTA Certificate. The Company shall have executed and delivered to Parent a certificate, dated the Closing Date and sworn under penalty of perjury, in form and substance satisfactory to Parent.


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

          (l) Base Period R&E Information. The Company shall have delivered to Parent on the Company's letterhead, all information reasonably requested by Parent relating to the Company's base period research and experimental expenses and any other information reasonably requested by Parent to allow Parent to claim research and experimental tax credits in accordance with the relevant sections of the Code and the regulations prescribed pursuant to the Code.

          (m) Pre-Closing Date Balance Sheet. The Company's covenants and agreements set forth in Section 6.08 shall have been performed. The Pre-Closing Date Balance Sheet shall have been prepared and delivered to Parent at least two full business days prior to the Closing Date.

     SECTION 7.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Parent and Sub contained herein that is qualified as to materiality shall be true and correct, and each of the representations and warranties of Parent and Sub contained herein that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

          (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Stockholder Approval has been obtained:

          (a) by mutual written consent of Parent, Sub and the Company;

          (b) by either Parent or the Company:

               (i) if the Merger shall not have been consummated within 180 days after the date of this Agreement for any reason; provided, however, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;


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

               (ii) if any Legal Restraint having the effect set forth in
Section 7.01(c) shall be in effect and shall have become final and nonappealable; or

               (iii) if the Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof.

          (c) by Parent if: (i) an Adverse Recommendation Change has occurred; or (ii) the Board of Directors of the Company or any committee thereof shall have failed to confirm its recommendation and declaration of advisability of this Agreement and the Merger within ten business days after a written request by Parent that it do so;

          (d) by Parent: (i) if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b), and
(B) has not been or is incapable of being cured by the Company within 15 calendar days after its receipt of written notice thereof from Parent; or (ii) if any Legal Restraint having any of the effects referred to in clauses (i) through (iv) of Section 7.02(c) shall be in effect and shall have become final and nonappealable;

          (e) by the Company, if Parent shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b), and
(ii) has not been or is incapable of being cured by Parent within 15 calendar days after its receipt of written notice thereof from the Company;

          (f) by the Company, if the Board of Directors of the Company shall have approved, and the Company shall concurrently with such termination enter into, a definitive agreement providing for the implementation of the transactions contemplated by a Takeover Proposal that such Board of Directors reasonably determines in good faith by resolution duly adopted constitutes a Superior Proposal; provided, however, that (i) such Takeover Proposal was not solicited, initiated, facilitated or encouraged by the Company and did not otherwise result from a breach of Section 5.02, (ii) the Board of Directors of the Company shall have complied with all the requirements of Section 5.02 (including Section 5.02(e)) in connection with such Takeover Proposal, and (iii) no termination pursuant to this Section 8.01(f) shall be effective unless the Company shall simultaneously pay to Parent the Termination Fee (as provided in Section 8.03(b)). For purposes of this Section 8.01(f), the term "Takeover Proposal" shall have the meaning set forth in Section 8.03(b)(i)(B).

     SECTION 8.02 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.34, Section 5.01(e), the last sentence of Section 6.02, this Section 8.02, Section 8.03 and Article IX, which shall survive any such termination. In addition and without limiting the foregoing, if such termination results from a material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, then such termination shall not affect such party's liabilities or obligations in respect of such material breach.


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

     SECTION 8.03 Fees and Expenses.

          (a) Whether or not the Merger is consummated, except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

          (b) If: (i) (A) this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(b)(iii), and (B) within 12 months of the date of such termination, the Company or any of its Subsidiaries enters into any Acquisition Agreement with respect to, or consummates, any Takeover Proposal (solely for purposes of this Section 8.03(b)(i)(B), the term "Takeover Proposal" shall have the meaning set forth in the definition of Takeover Proposal contained in Section 5.02(a) except that all references to 15% shall be deemed references to 40%); (ii) this Agreement is terminated by Parent pursuant to
Section 8.01(c), or (iii) this Agreement is terminated by the Company pursuant to Section 8.01(f), then the Company shall pay Parent a fee equal to $1,100,000 (the "Termination Fee") by wire transfer of same day funds to an account designated by Parent (x) in the case of a termination by Parent pursuant to
Section 8.01(c), within two business days after such termination, (y) in the case of a payment as a result of any event referred to in Section 8.03(b)(i)(B), upon the first to occur of any such events, and (z) in the case of a termination by the Company pursuant to Section 8.01(f), simultaneously with such termination.

          (c) If (i) this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(b)(iii), (ii) this Agreement is terminated by the Company pursuant to Section 8.01(b)(i), (iii) this Agreement is terminated by Parent pursuant to Section 8.01(c) or Section 8.01(d)(i), or (iv) this Agreement is terminated by the Company pursuant to Section 8.01(f), then (in addition to any Termination Fee to which Parent may be entitled to pursuant to
Section 8.03(b)) the Company shall reimburse Parent for all its reasonable out-of-pocket expenses actually incurred in connection with this Agreement (including legal fees), the Stockholders Agreement and the transactions contemplated hereby and thereby, which amount shall be payable by wire transfer of same day funds within three business days of written demand therefor.

          (d) The Company acknowledges that the agreements contained in Sections 8.03(b) and 8.03(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to Sections 8.03(b) and 8.03(c), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in Sections 8.03(b) and 8.03(c), the Company shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in Sections 8.03(b) and 8.03(c) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

     SECTION 8.04 Amendment. This Agreement may be amended by the parties hereto at any time, whether before or after the Stockholder Approval has been obtained; provided, however, that, after the Stockholder Approval has been obtained, there shall be made


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no amendment that by law requires further approval by stockholders of the parties without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 8.05 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that, after the Stockholder Approval has been obtained, there shall be made no waiver that by law requires further approval by stockholders of the parties without the further approval of such stockholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     SECTION 9.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 9.02 Notices. All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a "Notice") shall be in writing and shall be (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by facsimile transmission, provided that the original copy thereof also is sent by pre-paid, first class certified or registered mail or by next-day or overnight mail or personal delivery, if to Parent or Sub, to

               L-3 Communications Corporation
               600 Third Avenue
               New York, NY 10016

               Facsimile: (212) 805-5494
               Attention: Christopher C. Cambria, Esq.


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     with a copy to:

               Proskauer Rose LLP
               1585 Broadway
               New York, NY  10036-8299

               Facsimile: (212) 969-2900
               Attention: James P. Gerkis, Esq.

     if to the Company, to

               Westwood Corporation
               12402 E. 60th Street
               Tulsa, Oklahoma 74146

               Facsimile: (918) 294-0540
               Attention: Ernest H. McKee

     with  a copy to:

               Conner & Winters
               A Professional Corporation
               3700 First Place Tower
               15 E. 5th Street
               Tulsa, Oklahoma 74103-4344

               Facsimile: (918) 586-8548
               Attention: C. Raymond Patton, Jr., Esq.

or, in each case, at such other address as may be specified in a Notice to the other parties hereto. Any Notice shall be deemed effective and given upon receipt (or refusal of receipt).

     SECTION 9.03 Definitions.

          (a) Capitalized and other defined terms shall have the respective meanings ascribed thereto in the sections of this Agreement referred to in the table of definitions contained in this Agreement.

          (b) As used in this Agreement:

          "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

          "Applicable Law" means, with respect to any Person, any and all provisions of any and all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances or codes of any Governmental Entity applicable to such Person or any of is assets, (ii) Permits applicable to such Person or any of its assets, and (iii) orders, decisions,


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injunctions, judgments, awards and decrees of or agreements with any
Governmental Entity, in each case in this clause (iii) specifically naming or applicable to such Person or any of its assets.

          "EBITDA" means, for any period of time, the sum for the Company and its Subsidiaries, calculated in accordance with GAAP, of (i) net sales for such period, minus (ii) costs of sales for such period, minus (iii) operating expenses for such period; provided, however; that EBITDA shall in any event exclude (A) depreciation and amortization expenses, (B) interest expense, (C) extraordinary items, (D) income taxes exclusive of franchise taxes, and (E) all gains or losses in connection with sales or dispositions of assets and investments not in the ordinary course of business.

          "Knowledge" or "knowledge" of any Person and words or phrases of similar import, means, with respect to any Person, the knowledge of such Person after due inquiry.

          "Person" or "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, Governmental Entity, unincorporated organization or other entity.

          "Subsidiary" means, with respect to any Person, each corporation or other Person in which such Person owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests.

     SECTION 9.04 Interpretation.

          (a) When a reference is made in this Agreement to an Article or to a Section, Subsection, Exhibit or Schedule, such reference shall be to an Article of, a Section or Subsection of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

          (b) The parties hereto have participated jointly in the negotiation and drafting of the Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.


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     SECTION 9.05 Counterparts. This Agreement may be executed with counterpart signature pages, or in one or more counterparts (including by telecopy), all of which counterparts shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 9.06 Entire Agreement; No Third-Party Beneficiaries. This Agreement
(a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, except for the Confidentiality Agreement and any agreement entered into by the parties on the date of this Agreement, and (b) except for the provisions of Section 6.04, is not intended to confer upon any person other than the parties hereto any rights or remedies.

     SECTION 9.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflicts of laws rules.

     SECTION 9.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 9.09 Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of (a) any New York State court, and (b) any Federal court of the United States of America sitting in the State of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its Affiliates except in such courts). Each of the parties hereto further agrees that, to the fullest extent permitted by Applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth in Section
9.02 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) any New York State court, or (ii) any Federal court of the United States of America sitting in the State of New York, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 9.10 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto
(a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of


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any action, suit or proceeding, seek to enforce the foregoing waiver, and (b)
acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 9.10.

     SECTION 9.11 Enforcement. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in any New York state court, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 9.12 Exhibits and Schedules. All exhibits and schedules to this Agreement shall constitute a part of this Agreement and are incorporated herein by reference.


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          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this
Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                       L-3 COMMUNICATIONS CORPORATION


                                       By: /s/ Christopher C. Cambria
                                           -------------------------------
                                           Name:  Christopher C. Cambria
                                           Title: Senior Vice President,
                                                  Secretary and General Counsel


                                       BLUE ACQUISITION CORP.


                                       By: /s/ Christopher C. Cambria
                                           -------------------------------
                                           Name:  Christopher C. Cambria
                                           Title: Vice President


                                       WESTWOOD CORPORATION


                                       By: /s/ Ernest H. McKee
                                           -------------------------------
                                           Name:  Ernest H. McKee
                                           Title: President


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